                                                                     EXHIBIT 4.1


                           SOUTHWEST ROYALTIES, INC.

              $200,000,000 10 1/2% Senior Notes due 2004, Series A
              $200,000,000 10 1/2% Senior Notes due 2004, Series B

                         Unconditionally Guaranteed by

                       SOUTHWEST ROYALTIES HOLDINGS, INC.

             ______________________________________________________

                                   INDENTURE

                          dated as of October 15, 1997


                      STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee

                             CROSS-REFERENCE TABLE

TIA                                                            Indenture
Section                                                          Section

310(a)(1)                                                           7.10
   (a)(2)                                                     7.10, 7.10
   (a)(3)                                                           N.A.
   (a)(4)                                                           N.A.
   (a)(5)                                                     7.08, 7.10
   (b)                                                        7.08, 7.10
                                                                   11.02
   (c)                                                              N.A.

311(a)                                                              7.11
   (b)                                                              7.11
   (c)                                                              N.A.

312(a)                                                              2.05
   (b)                                                             10.03
   (c)                                                             10.03

313(a)                                                              7.06
   (b)(1)                                                           N.A.
   (b)(2)                                                           7.06
   (c)                                                       7.06, 10.02
   (d)                                                              7.06

314(a)                                                        4.06, 4.08
                                                                   10.02
   (b)                                                             11.02
   (c)(1)                                                          10.04
   (c)(2)                                                          10.04
   (c)(3)                                                           N.A.
   (d)                                                             11.04
   (e)                                                             10.05
   (f)                                                              N.A.

315(a)                                                           7.01(b)
   (b)                                                       7.05, 10.02
   (c)                                                           7.01(a)
   (d)                                                           7.01(c)
   (e)                                                              6.11

                                      (i)

316(a) (last sentence)                                             2.09
   (a)(1)(A)                                                       6.05
   (a)(1)(B)                                                       6.04
   (a)(2)                                                          N.A.
   (b)                                                             6.07
   (c)                                                             9.04

317(a)(1)                                                          6.08
   (a)(2)                                                          6.09
   (b)                                                             2.04

318(a)                                                            10.01
   (c)                                                            10.01

----------------

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.



                                     (ii)

                               TABLE OF CONTENTS

                                                                              Page
                                                                              ----
                                         ARTICLE ONE
                         DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01    Definitions                                                 1
     Section 1.02    Incorporation by Reference of TIA                          21
     Section 1.03    Rules of Construction                                      22

                                         ARTICLE TWO
                                          THE NOTES
     Section 2.01    Form and Dating                                            22
     Section 2.02    Execution and Authentication; Aggregate Principal Amount   23
     Section 2.03    Registrar and Paying Agent                                 24
     Section 2.04    Paying Agent to Hold Assets in Trust                       25
     Section 2.05    Holder Lists                                               25
     Section 2.06    Transfer and Exchange                                      25
     Section 2.07    Replacement Notes                                          26
     Section 2.08    Outstanding Notes                                          26
     Section 2.09    Treasury Notes                                             26
     Section 2.10    Temporary Notes                                            27
     Section 2.11    Cancellation                                               27
     Section 2.12    Defaulted Interest.                                        27
     Section 2.13    CUSIP Numbers.                                             28
     Section 2.14    Deposit of Monies                                          28
     Section 2.15    Restrictive Legends                                        28
     Section 2.16    Book-Entry Provisions for Global Security                  30
     Section 2.17    Special Transfer Provisions                                31
     Section 2.18    Additional Interest Under Registration Rights Agreement    33

                                      ARTICLE THREE
                                       REDEMPTION
     Section 3.01    Notices to Trustee                                         33
     Section 3.02    Selection of Notes to Be Redeemed                          34
     Section 3.03    Optional Redemption                                        34
     Section 3.04    Notice of Redemption.                                      35
     Section 3.05    Effect of Notice of Redemption                             36
     Section 3.06    Deposit of Redemption Price                                36
     Section 3.07    Notes Redeemed in Part                                     36

                                     (iii)

                                       ARTICLE FOUR
                                        COVENANTS
     Section 4.01    Payment of Notes                                                 36
     Section 4.02    Maintenance of Office or Agency                                  37
     Section 4.03    Corporate Existence                                              37
     Section 4.04    Payment of Taxes and Other Claims                                37
     Section 4.05    Maintenance of Properties and Insurance                          37
     Section 4.06    Compliance Certificate; Financial Statements; Notice of
                     Default                                                          38
     Section 4.07    Compliance with Laws                                             39
     Section 4.08    Reports to Holders                                               39
     Section 4.09    Waiver of Stay, Extension or Usury Laws                          39
     Section 4.10    Limitation on Restricted Payments                                40
     Section 4.11    Limitation on Transactions with Affiliates.                      42
     Section 4.12    Limitation on Incurrence of Additional Indebtedness and
                     Issuances of Disqualified Capital Stock                          43
     Section 4.13    Limitation on Dividend and Other Payment Restrictions Affecting
                     Restricted Subsidiaries    44
     Section 4.14    Limitation on Designation of Unrestricted Subsidiaries           44
     Section 4.15    Change of Control                                                45
     Section 4.16    Limitation on Asset Sales                                        47
     Section 4.17    Limitation on Sale or Issuance of Capital Stock of
                     Restricted Subsidiaries                                          50
     Section 4.18    Limitations on Liens                                             50
     Section 4.19    Limitation on Lines of Business                                  50
     Section 4.20    Subsidiary Guarantees.                                           51
     Section 4.21    Payment of Existing Secured Debt.                                51

                                             ARTICLE FIVE
                                        SUCCESSOR CORPORATION
     Section 5.01    Merger, Consolidation and Sale of Assets                         51
     Section 5.02    Successor Corporation Substituted                                53

                                             ARTICLE SIX
                                              REMEDIES
     Section 6.01    Events of Default                                                53
     Section 6.02    Acceleration                                                     55
     Section 6.03    Other Remedies                                                   56
     Section 6.04    Waiver of Past Defaults                                          56
     Section 6.05    Control by Majority                                              57
     Section 6.06    Limitation on Suits                                              57
     Section 6.07    Right of Holders to Receive Payment                              57
     Section 6.08    Collection Suit by Trustee                                       57

                                     (iv)

     Section 6.09    Trustee May File Proofs of Claim                               58
     Section 6.10    Priorities                                                     58
     Section 6.11    Undertaking for Costs                                          59
     Section 6.12    Restoration of Rights and Remedies                             59

                                 ARTICLE SEVEN
                                    TRUSTEE

     Section 7.01    Duties of Trustee                                              59
     Section 7.02    Rights of Trustee                                              60
     Section 7.03    Individual Rights of Trustee                                   61
     Section 7.04    Trustee's Disclaimer                                           61
     Section 7.05    Notice of Default                                              61
     Section 7.06    Reports by Trustee to Holders                                  62
     Section 7.07    Compensation and Indemnity                                     62
     Section 7.08    Replacement of Trustee                                         63
     Section 7.09    Successor Trustee by Merger, Etc                               64
     Section 7.10    Eligibility; Disqualification                                  64
     Section 7.11    Preferential Collection of Claims Against Company              64

                                 ARTICLE EIGHT
                      DISCHARGE OF INDENTURE; DEFEASANCE

     Section 8.01    Satisfaction and Discharge of the Indenture; Legal Defeasance  65
     Section 8.02    Application of Trust Money                                     67
     Section 8.03    Repayment to the Issuer                                        67
     Section 8.04    Reinstatement                                                  67

                                 ARTICLE NINE
                         MODIFICATION OF THE INDENTURE

     Section 9.01    Without Consent of Holders                                     68
     Section 9.02    With Consent of Holders                                        68
     Section 9.03    Compliance with TIA                                            69
     Section 9.04    Revocation and Effect of Consents                              69
     Section 9.05    Notation on or Exchange of Notes                               69
     Section 9.06    Trustee                                                        69

                                  ARTICLE TEN
                                 MISCELLANEOUS

     Section 10.01   TIA Controls                                                   70
     Section 10.02   Notices                                                        70
     Section 10.03   Communications by Holders with Other Holders                   71
     Section 10.04   Certificate and Opinion as to Conditions Precedent             71
     Section 10.05   Statements Required in Certificate or Opinion                  72

                                      (v)

     Section 10.06    Rules by Trustee, Paying Agent, Registrar                     72
     Section 10.07    Legal Holidays                                                72
     Section 10.08    Governing Law                                                 72
     Section 10.09    No Adverse Interpretation of Other Agreements.                73
     Section 10.10    No Personal Liability                                         73
     Section 10.11    Successors                                                    73
     Section 10.12    Duplicate Originals                                           73
     Section 10.13    Severability                                                  73
     Section 10.14    Independence of Covenants                                     74

                                ARTICLE ELEVEN
                                   SECURITY

     Section 11.01    Grant of Security Interest.                                   74
     Section 11.02    Recording and Opinions                                        74
     Section 11.03    Release of Collateral.                                        75
     Section 11.04    Specified Releases of Collateral                              76
     Section 11.05    Form and Sufficiency of Release                               76
     Section 11.06    Purchaser Protected                                           77
     Section 11.07    Authorization of Actions to Be Taken by the
                      Trustee Under the Security Documents                          77
     Section 11.08    Authorization of Receipt of Funds by the
                      Trustee Under the Security Documents                          77

                                ARTICLE TWELVE
                                  GUARANTEES

     Section 12.01    Unconditional Guarantees                                      78
     Section 12.02    Limitations on Subsidiary Guarantees                          80
     Section 12.03    Execution and Delivery of Guarantees                          80
     Section 12.04    Release of a Subsidiary Guarantor.                            80
     Section 12.05    Waiver of Subrogation                                         81
     Section 12.06    Immediate Payment                                             81
     Section 12.07    No Set-Off                                                    82
     Section 12.08    Obligations Absolute.                                         82
     Section 12.09    Obligations Continuing.                                       82
     Section 12.10    Obligations Not Reduced.                                      82
     Section 12.11    Obligations Reinstated.                                       82
     Section 12.12    Obligations Not Affected.                                     83
     Section 12.13    Waiver.                                                       84
     Section 12.14    No Obligation to Take Action Against the Issuer.              84
     Section 12.15    Dealing with the Issuer and Others.                           84
     Section 12.16    Default and Enforcement.                                      85
     Section 12.17    Amendment, Etc.                                               85
     Section 12.18    Acknowledgment.                                               85

                                     (vi)

     Section 12.19           Costs and Expenses.                               85
     Section 12.20           No Merger or Waiver; Cumulative Remedies.         85
     Section 12.21           Survival of Obligations.                          86
     Section 12.22           Guarantee in Addition to Other Obligations.       86
     Section 12.23           Severability.                                     86
     Section 12.24           Successors and Assigns.                           86

SIGNATURES                                                                     96

EXHIBITS

Exhibit A   -    Initial Note
Exhibit B   -    Exchange Note
Exhibit C   -    Pledge Agreement
Exhibit D   -    Certificate re transfer to Institutional Accredited Investor
Exhibit E   -    Certificate re transfer to Non-U.S. Person
Exhibit F   -    Notation of Guarantee


                                     (vii)

     INDENTURE, dated as of October 14, 1997, among Southwest Royalties Holdings, Inc., a Delaware corporation, as guarantor, Southwest Royalties, Inc., a Delaware corporation, as issuer, and State Street Bank and Trust Company, as Trustee.

                                R E C I T A L S:

     The Issuer has duly authorized the creation of an issue of 10 1/2% Senior Notes due October 15, 2004, Series A (the "Initial Notes") and 10 1/2% Senior Notes due October 15, 2004, Series B to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (the "Exchange Notes") and, to provide therefor, the Company and the Issuer have duly authorized the execution and delivery of this Indenture and the Parent Guarantee contained herein. The Parent Guarantee shall be secured by a first lien and security interest in the Collateral, subject to release of such Collateral as provided herein. Upon satisfaction of certain conditions precedent, the Notes shall also be secured by the unconditional guarantee of payment thereof by other Restricted Subsidiaries of the Company as herein provided. All things necessary to make the Notes, when duly issued and executed by the Issuer, and authenticated and delivered hereunder, the valid obligations of the Issuer, and to make this Indenture a valid and binding agreement of the Company and the Issuer, have been done.

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, without preference of one series of the Notes over the other.

                                  ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.01 Definitions. As sued in this Indenture (including the Recitals), the following terms have the following meanings:

     "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

     "Adjusted Consolidated Net Income" of the Company for any period means the Net Income (loss) of the Company and its Restricted Subsidiaries for such period, determined in accordance with GAAP, excluding (without duplication) the Net Income of Red Oak or any other Unrestricted Subsidiary which is a consolidated Subsidiary for such period, reduced by the amount of the deduction from Net Income of the Company attributable to the minority interest in Red Oak or any other Unrestricted Subsidiary which is a consolidated Subsidiary for such period.

     "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, (a) the sum of (i) discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any state or federal income taxes, as estimated or audited by independent petroleum engineers in one or more Reserve Reports prepared as of the end of the Company's most recently completed fiscal year as increased by, as of the date of determination, the discounted future net revenue of (A) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries attributable to any acquisition consummated since the effective date of such year-end Reserve Reports and (B) estimated oil and gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the effective date of such year-end Reserve Reports which, in the case of sub-clauses (A) and (B), would, in accordance with standard industry practice, result in such increases, in each case calculated in accordance with Commission guidelines (utilizing the prices and costs utilized in such year-end Reserve Reports), and decreased by, as of the date of determination, the discounted future net revenue of (C) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries produced or disposed of since the effective date of such year-end Reserve Reports and (D) reductions in the estimated oil and gas reserves of the Company and its Restricted Subsidiaries since the effective date of such year-end Reserve Reports attributable to downward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the effective date of such year-end Reserve Reports which would, in accordance with standard industry practice, result in such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end Reserve Reports); provided that, in the case of each of the determinations made pursuant to sub-clauses (A) through (D) above, such increases and decreases shall be as estimated by the Company's engineers, except that if there is a Material Change and in connection with the incurrence of Indebtedness for which the Consolidated Fixed Charge Coverage Ratio must be determined, all or any part of an increase in discounted future net revenue resulting from the matters described in sub-clauses (A) and (B) above is needed to permit the incurrence of such Indebtedness, then the discounted future net revenue utilized for purposes of this clause (a) (i) shall be confirmed in writing by independent petroleum engineers, provided further that, if the events referred to in sub-clauses (C) and (D) above, when taken alone, would not cause a Material Change, then such written confirmation need only cover the incremental additions to discounted future net revenue resulting from the determinations made pursuant to sub-clauses (A) and (B) above to the extent needed to permit the incurrence of such Indebtedness, (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributed, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, (iii) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and
(iv) the greater of (A) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (B) the appraised value, as estimated by independent appraisers, of other tangible assets (including the amount of Investments in unconsolidated Subsidiaries, Affiliates, other Persons or Unrestricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest audited financial statements, minus (b) the sum of (i) minority interests, (ii) any non-current portion of gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest annual or quarterly financial statements, (iii) the discounted future net revenue, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company's year-end Reserve Reports), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Production Payments on the schedules specified with respect thereto, (iv) the discounted future net revenue, calculated in accordance with Commission guidelines (utilizing the same prices utilized in the Company's initial or year-end Reserve Reports), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties and (v) the amount of environmental liabilities payable by the Company or any Restricted Subsidiary. If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, Adjusted Consolidated Net Tangible Assets will continue to be calculated as if the Company was still using the full cost method of accounting.

     "Affiliate" means (i) any Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary of the Company or any officer, director, or employee of the Company or any Subsidiary of the Company or of such Person, (ii) the spouse, any immediate family member, or any other relative who has the same principal residence of any Person described in clause (i) above, and any Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with, such spouse, family member or other relative, and (iii) any trust in which any Person described in clause (i) or (ii), above, is a fiduciary or has a beneficial interest. For purposes of this definition the term "control" means (a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) the beneficial ownership of 10% or more of the voting common equity of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (whether or not presently exercisable).

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Agent Members" has the meaning provided in Section 2.16.

     "Asset Sale" means (i) any direct or indirect conveyance, sale, transfer or other disposition (including through damage or destruction for which Insurance Proceeds are paid or by condemnation), in one transaction or a series of related transactions, of any of the properties, businesses or assets of the Company or any Restricted Subsidiary, whether owned on the Issue Date or thereafter acquired or (ii) any sale or other disposition by the Company of any Capital Stock of any Affiliate, Unrestricted Subsidiary or any Subsidiary of the Company or its Restricted Subsidiaries (other than the Issuer). Notwithstanding the foregoing, the following will not be deemed to be an Asset Sale: (a) the conveyance, sale, lease, transfer or other disposition by any of the Company's Restricted Subsidiaries of any or all of its assets (upon voluntary liquidation or otherwise) to the Company; (b) the conveyance, sale, lease, transfer or other disposition by any Restricted Subsidiary of any or all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; (c) non-material dispositions of assets in the ordinary course of business; (d) Asset Sales not otherwise permitted by clauses (a) through (c) or (f) and (g) of this sentence provided that the aggregate proceeds from all such Asset Sales do not exceed $2.5 million in any twelve-month period; (e) the disposition of all or substantially all of the assets of (i) the Company and its Restricted Subsidiaries, taken as a whole, or (ii) the Issuer, if such disposition is governed by Section 4.15 or Section 5.01; (f) a conveyance, sale, assignment, lease, license, transfer, abandonment or other disposal by the Company and its Restricted Subsidiaries of (i) damaged, worn out, unserviceable or other obsolete property in the ordinary course of business or (ii) other property no longer necessary for the proper conduct of their business; and (g) the conveyance, sale, transfer or otherwise disposition by the Company and its Restricted Subsidiaries of crude oil and natural gas production and refined products in the ordinary course of business.

     "Attributable Indebtedness" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP or, in the event that such rate of interest is not reasonably determinable, discounted at the rate of interest borne by the Notes) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Authenticating Agent" has the meaning provided in Section 2.02.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a day on which commercial banks are authorized or required to close in New York, New York or Hartford, Connecticut.

     "Capital Expenditures" of a Person means expenditures (whether paid in cash or accrued as a liability) by such Person or any of its Subsidiaries that, in conformity with GAAP, are or would be included in "capital expenditures," "additions to property, plant, or equipment" or comparable items in the consolidated financial statements of such Person consistent with prior accounting practices.

     "Capital Stock" means, with respect to any Person, any capital stock of such Person and shares, interests, participations, or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into corporate stock), warrants or options to purchase any of the foregoing, including without limitation, each class of common stock and preferred stock of such Person, if such Person is a corporation, and each general or limited partnership interest or other equity interest of such Person, if such Person is a partnership or limited liability company.

     "Capitalized Lease Obligation" means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

     "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (c) certificates of deposit with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year, and overnight bank deposits, in each case, with any Eligible Institution, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(b) and (c) entered into with any Eligible Institution, (e) commercial paper rated "P-l," "A-l" or the equivalent thereof by Moody's or S&P, respectively, and in each case maturing within 180 days after the date of acquisition, (f) shares of money market funds, including those of the Trustee, that invest solely in United States dollars and securities of the types described in clauses (a) through (e), and (g) demand and time deposits and certificates of deposit with an Eligible Institution or with commercial banks insured by the Federal Deposit Insurance Corporation.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any person (as such term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or a Subsidiary Guarantor; (ii) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Issuer to any person (as such term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or a Subsidiary Guarantor; (iii) the Company or the Issuer consolidates with or merges into another Person or any Person consolidates with, or merges into, the Company or the Issuer, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or the Issuer is changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of the Company or the Issuer is changed into or exchanged for Voting Stock of the surviving or resulting Person that is Qualified Capital Stock and (b) the holders of the Voting Stock of the Company or the Issuer immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or resulting Person immediately after such transaction; (iv) the adoption of a plan relating to the liquidation or dissolution of the Company or the Issuer not involving a merger or consolidation or a sale or other disposition of assets described in clause (i) or (ii) above; (v) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as defined above), excluding the Permitted Holders, becomes the ''beneficial owner'' (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Company's or the Issuer's then outstanding Voting Stock; provided that the sale of Voting Stock of the Company or the Issuer to a Person or Persons acting as underwriters in connection with a firm commitment underwriting shall not constitute a Change of Control; or (vi) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors (other than by action of the Permitted Holders). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company or the Issuer shall be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

     "Change of Control Offer" has the meaning provided in Section 4.15.

     "Change of Control Payment Date" has the meaning provided in Section 4.15.

     "Change of Control Purchase Price" has the meaning provided in Section
4.15.

     "Collateral" has the meaning set forth in Section 11.01.

     "Commission" means the Securities and Exchange Commission.

     "Company" means Southwest Royalties Holdings, Inc., a Delaware corporation, until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Consolidated Fixed Charge Coverage Ratio" on any date means, with respect to the Company, the ratio, on a pro forma basis, of (i) the aggregate amount of EBITDA attributable to continuing operations and businesses and exclusive of the amounts attributable to operations and businesses discontinued or disposed of, on a pro forma basis as if such operations and businesses were discontinued or disposed of on the first day of the Reference Period, for the Reference Period to (ii) the aggregate Consolidated Interest Expense (exclusive of amounts attributable to discontinued operations and businesses on a pro forma basis as if such operations and businesses were discontinued or disposed of on the first day of the Reference Period, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to Consolidated Interest Expense subsequent to the date of discontinuation or disposal) during the Reference Period; provided, that for purposes of such computation, in calculating EBITDA and Consolidated Interest Expense, (a) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (b) the incurrence of any Indebtedness or issuance of Disqualified Capital Stock or the retirement of any Indebtedness or Capital Stock during the Reference Period or subsequent thereto shall be assumed to have occurred on the first day of such Reference Period, and (c) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of determination had been the applicable rate for the entire period, unless the Company or any of its Restricted Subsidiaries is a party to a Swap Obligation (that remains in effect for the 12-month period after the date of determination) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Consolidated Interest Expense" of the Company means, for any period, the aggregate interest expense (without duplication), during such period in respect of all Indebtedness of the Company and its Restricted Subsidiaries (including all commissions, discounts, other fees and charges owed with respect to letters of credit and banker's acceptance financing and costs associated with Swap Obligations, but excluding any interest accrued on intercompany payables among the Company and its Restricted Subsidiaries or among Restricted Subsidiaries for taxes to the extent the liability for such taxes has been assumed pursuant to the Tax Sharing Agreement) determined on a consolidated basis in accordance with GAAP. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and (y) Consolidated Interest Expense attributable to any Indebtedness represented by the guarantee by the Company or a Restricted Subsidiary of such Person other than with respect to Indebtedness of the Company or a Restricted Subsidiary of the Company shall be deemed to be the interest expense attributable to the item guaranteed.

     "Consolidation" means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries of such Person with those of such Person, all in accordance with GAAP; provided, however, that "consolidation" shall not include consolidation of the account of any Unrestricted Subsidiary of such Person with the accounts of such Person. The term "consolidated" has a correlative meaning to the foregoing.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 777 Main Street, Hartford, Connecticut 06115.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Default Interest Payment Date" has the meaning provided in Section 2.12.

     "Depository" means The Depository Trust Company, its nominees and successors.

     "Disqualified Capital Stock" means with respect to any Person any Capital Stock of such Person or its Subsidiaries that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an even or passage of time would have, a redemption or similar payment due, on or prior to the Stated Maturity Date.

     "EBITDA" means for any period the sum of the Adjusted Consolidated Net Income of the Company for such period, plus the sum, without duplication (and only to the extent such amounts are deducted from net revenues in determining such Adjusted Consolidated Net Income of the Company), of (i) the provision for income taxes for such period for the Company, (ii) depreciation, depletion, and amortization of the Company for such period and (iii) Consolidated Interest Expense for such period, determined, in each case, on a consolidated basis for the Company and its consolidated Subsidiaries otherwise in accordance with GAAP.

     "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million and that is rated "A" (or higher) according to Moody's or S&P at the time as of which any investment or rollover therein is made.

     "Equity Offering" means any Public Equity Offering or other bona fide sale of Qualified Capital Stock of Sierra or Red Oak to any Person (other than the Company or any Affiliate) resulting in Net Proceeds to the Company in excess of $15,000,000.

     "Event of Default" has the meaning provided in Section 6.01.

     "Excess Cash" has the meaning given to it in Section 4.16.

     "Excess Cash Acceptance Amount" has the meaning given to it in Section
4.16.

     "Excess Cash Offer" has the meaning given to it in Section 4.16.

     "Excess Cash Offer Amount" has the meaning given to it in Section 4.16.

     "Excess Cash Offer Price" has the meaning given to it in Section 4.16.

     "Excess Cash Purchase Date" has the meaning given to it in Section 4.16.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

     "Exchange Assets" means assets acquired by the Company or any Restricted Subsidiary in exchange for assets of the Company or any Restricted Subsidiary in connection with an Asset Sale, which acquired assets include proved reserves with a value that, together with the cash or Cash Equivalents received therefor by the Company or such Restricted Subsidiary, is equal to or greater than the value of the proved reserves included in the assets disposed of by the Company or such Restricted Subsidiary in connection with such Asset Sale; provided, that
(i) ownership of such assets does not violate Section 4.19 and (ii) during any fiscal year, the Company and its Restricted Subsidiaries can collectively acquire assets (other than proved reserves, cash or Cash Equivalents) with a Fair Market Value of up to $500,000 in exchange for assets of the Company and the Restricted Subsidiaries with proved reserves, and such assets acquired by such Person shall constitute "Exchange Assets" hereunder.

     "Exchange Notes" has the meaning provided in the preamble to this Indenture.

     "Existing Indebtedness" means, (i) the Securities Purchase Agreement dated November 5, 1996 between the Company and Joint Energy Development Investments L.P.; (ii) the Credit Agreement dated August 2, 1995 among Southwest Espero, Inc., Trust Company of the West and TCW Asset Management Co.; and (iii) Senior Loan Agreement dated April 13, 1995 among the Company, certain of its Affiliates, Bank One, Texas, N.A. and Banque Paribas, as amended.

     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the

Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Issuer delivered to the Trustee.

     "GAAP" means generally accepted accounting principles as in effect in the United States on the Issue Date applies on a basis consistent with that used in the preparation of the audited financial statements of the Company included in the Offering Circular.

     "Global Note" has the meaning provided in Section 2.01.

     "Global Note Legend" has the meaning provided in Section 2.15.

     "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generally of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchaser or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statements conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) (but if in part, only to the extent thereof); provided, however, that the term "guarantee" shall not include (a) endorsements for collection or deposit in the ordinary course of business and
(b) guarantees (other than guarantees of Indebtedness) by the Issuer in respect of assisting one or more Subsidiaries in the ordinary course of their respective businesses, including without limitation guarantees of trade obligations and operating leases, on ordinary business terms. The term "guarantee" used as a verb has a corresponding meaning.

     "Guarantee" means the Parent Guarantee and the Subsidiary Guarantees or any of the foregoing as the context requires.

     "Guarantors" means the Company and each Subsidiary Guarantor.

     "Holders" means any Person from time to time in whose name any Note is registered on the Note Register.

     "Hydrocarbons" means oil, natural gas, condensate, and natural gas liquids.

     "incur" and "incurrence" have the meanings set forth in Section 4.12.

     "Indebtedness" means, with respect to any Person, without duplication (i) all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property acquired by such Person or services received by such Person, but excluding trade account payables and accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or being contested in good faith by appropriate proceedings, promptly instituted and diligently pursued, (c) evidenced by bankers' acceptances or similar instruments issued or accepted by banks or Swap Obligations, (d) for the payment of money relating to a Capitalized Lease Obligation, (e) for the Attributable Indebtedness associated with any Sale and Leaseback Transaction or (f) for Production Payments that such Person or any of its Restricted Subsidiaries elect to treat as Indebtedness; (ii) reimbursement obligations of such Person with respect to letters of credit; (iii) all liabilities of others of the kind described in the preceding clause (i) or (ii) that such Person has guaranteed or that is otherwise its legal liability (to the extent of such guaranty or other legal liability) other than for endorsements, with recourse, of negotiable instruments in the ordinary course of business; and (iv) all obligations secured by a Lien (other than Permitted Liens, except to the extent the obligations secured by such Permitted Liens are otherwise included in clause (i), (ii) or (iii) of this definition and are obligations of such Person) to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, regardless of whether the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability (but, if such obligations are not assumed by such Person or are not otherwise such Person's legal liability, the amount of such Indebtedness shall be deemed to be limited to the Fair Market Value of such property or assets determined as of the end of the preceding fiscal quarter).

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Initial Notes" has the meaning provided in the preamble to this Indenture.

     "Initial Purchasers" means Jefferies & Company, Inc., Banc One Capital Corporation and Paribas Corporation.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Insurance Proceeds" means the interest in and to all proceeds (net of costs of collection, including attorneys' fees) which now or hereafter may be paid under any insurance policies now or hereafter obtained by or on behalf of the Company or any Restricted Subsidiary in connection with any assets thereof, together with interest payable thereon and the right to collect and receive the same, including, without limitation, proceeds of casualty insurance, title insurance, business interruption insurance and any other insurance now or hereafter maintained with respect to such assets.

     "interest" when used with respect to any Note means the amount of all interest accruing on such Note, including applicable defaulted interest pursuant to Section 2.12 and any Additional Interest pursuant to the Registration Rights Agreement.

     "Interest Payment Date" means April 15 and October 15 of each year, commencing April 15, 1998.

     "Interest Rate or Currency Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars, puts and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

     "Investment" by any Person in any other Person means (a) the acquisition (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership, or other ownership interests or other securities of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) and (without duplication) any amount committed to be advanced, loaned or extended to such other Person; (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the entering into of any Swap Obligation with such other Person; or (e) the making of any capital contribution by such Person to such other Person.

     "Investment Grade Rating" means with respect to any Person or issue of debt securities or preferred stock, a rating in one of the four highest letter rating categories (without regard to "+" or "-" or other modifiers) by Moody's or S&P or if any such rating agency has ceased using letter rating categories or the four highest of such letter rating categories are not considered to represent "investment grade" ratings, then the comparable "investment grade" ratings (as designated by any such rating agency).

     "Issue Date" means the date of first issuance of the Notes under this Indenture.

     "Issuer" means Southwest Royalties, Inc., a Delaware corporation, until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Legal Defeasance" has the meaning set forth in Section 8.01.

     "Legal Holiday" has the meaning provided in Section 10.07.

     "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, regardless of whether filed, recorded, or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

     "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices) of more than either (i) 10% from the end of the immediately preceding quarter in the estimated discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries, or (ii) 20% from the end of the immediately preceding year in the estimated discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries, in each case calculated in accordance with clause (a) (i) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following shall be excluded from the calculation of Material Change: (a) any acquisitions of oil and gas reserves made after the end of the immediately preceding year for which the discounted future net revenues have been estimated by independent petroleum engineers since the end of the preceding year and on which a Reserve Report or Reserve Reports exist and (b) any disposition of properties existing at the beginning of the current quarter or current year, as the case may be, for purposes of clause (i) or clause (ii) above, that have been disposed of in accordance with Section 4.16.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means an amount equal to the aggregate amount of cash and Cash Equivalents received by the Company or any Restricted Subsidiary in respect of an Asset Sale, less the sum of (i) all reasonable out-of-pocket fees, commissions, and other expenses incurred in connection with such Asset Sale, including the amount (estimated in good faith by the Company) of income, franchise, sales and other applicable taxes to be paid, payable or accrued by the Company or such Restricted Subsidiary (in each case as estimated in good faith by the Company without giving effect to tax attributes unrelated to such Asset Sale) in connection with such Asset Sale, and (ii) the aggregate amount of cash and Cash Equivalents so received which is used to retire any then existing Indebtedness of the Company or such Restricted Subsidiary (other than the Notes), as the case may be, which is secured by a Lien on the property subject of the Asset Sale or which is required by the terms of such Indebtedness to be repaid in connection with such Asset Sale.

     "Net Income" of any Person for any period means the net income (loss) of such Person for such period, determined on a consolidated basis in accordance with GAAP, excluding (without duplication) (i) all extraordinary, unusual and nonrecurring gains, (ii) the net income, if positive, of any other Person, in which such Person or any of its consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a consolidated Subsidiary of such Person during such period, (iii) the net income, if positive, of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (iv) the net income, if positive, of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Subsidiary.

     "Net Proceeds" means (a) in the case of any sale by a Person of Qualified Capital Stock or other securities, the aggregate net cash proceeds received by such Person from the sale of such securities (other than to a Restricted Subsidiary) after payment of reasonable out-of-pocket expenses, commissions and discounts incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding securities or Indebtedness of such Person for or into shares of Qualified Capital Stock of such Person, the net book value of such outstanding securities as adjusted on the books of such Person or Indebtedness of such Person to the extent recorded in accordance with GAAP, in each case, on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder of such Indebtedness or securities to such Person upon such exchange, exercise, conversion or surrender and less (i) any and all payments made to the holders of such Indebtedness or securities and (ii) all other expenses incurred by such Person in connection therewith, in each case, in so far as such payments or expenses are incident to such exchange, exercise, conversion, or surrender).

     "Net Working Capital" of any Person means (i) all current assets of such Person and its Restricted Subsidiaries, minus (ii) all current liabilities of such Person and its consolidated Subsidiaries other than the current portion of long term Indebtedness, each item to be determined on a consolidated basis in conformity with GAAP.

     "Net Worth" of any Person means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of such Person and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation), less any amounts included therein attributable to Disqualified Capital Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock (not otherwise deducted from stockholder's equity), and the principal amount of any promissory notes receivable from the sale of the Capital Stock of such Person or any of its Restricted Subsidiaries each item to be determined in conformity with GAAP.

     "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

     "Note Register" means the register maintained by or for the Issuer in which the Issuer shall provide for the registration of the Notes and the transfer of the Notes.

     "Notes" means the Initial Notes, the Exchange Notes and, if required, the Private Exchange Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering" means the sale by the Issuer of the Initial Notes to the Initial Purchasers as contemplated by the Offering Circular.

     "Offering Circular" means the Confidential Offering Circular dated October 9, 1997 of the Issuer relating to the offering of the Notes.

     "Officer" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

     "Officers' Certificate" means a certificate signed by two Officers of the Company or the Issuer, as applicable, at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of such Person.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
10.04 and 10.05, as they relate to the giving of an Opinion of Counsel.

     "Parent Guarantee" means an unconditional senior guarantee of the Notes given by the Company pursuant to the terms of this Indenture.

     "Paying Agent" has the meaning provided in Section 2.03.

     "Payment Default" has the meaning set forth in Section 6.01.

     "Permitted Bank Credit Facility" means, with respect to any Person, a revolving credit or letter of credit facility with a commercial banking institution, the proceeds of which are used for working capital and other general corporate purposes, as the same may be amended, extended or refinanced from time to time.

     "Permitted Hedging Transactions" means non-speculative transactions in futures, forwards, swaps or option contracts (including both physical and financial settlement transactions) engaged in by the Company and its Restricted Subsidiaries as part of their normal business operations as a risk-management strategy or hedge against adverse changes in the prices of natural gas, feedstock or refined products; provided, that such transactions do not in the case of the Company and its Restricted Subsidiaries, on a monthly basis, relate to more than 90% of their combined average net oil and natural gas production per month for the most recent 3-month period measured at the time of such transaction; provided, further, that, at the time of such transaction (i) the counter party to any such transaction is an Eligible Institution or a Person that has an Investment Grade Rating or has an issue of debt securities or preferred stock outstanding with an Investment Grade Rating or (ii) such counter party's obligation pursuant to such transaction is unconditionally guaranteed in full by, or secured by a letter of credit issued by, an Eligible Institution or a Person that has an Investment Grade Rating or that has an issue of debt securities or preferred stock outstanding with an Investment Grade Rating.

     "Permitted Holders" means H.H. Wommack III (or his heirs, his estate or any trust in which he or his immediate family members own, directly or indirectly, a beneficial interest in excess of 50%).

     "Permitted Indebtedness" means, without duplication, each of the following: (a) the Indebtedness evidenced by the Notes, the Parent Guarantee or the Subsidiary Guarantees; (b) Indebtedness owed by any Restricted Subsidiary to the Company or any other Restricted Subsidiary or Indebtedness owed by the Company to any Restricted Subsidiary; provided that, such Indebtedness is Subordinated Indebtedness; (c) Indebtedness outstanding under a Permitted Bank Credit Facility so long as the aggregate principal amount of all Indebtedness outstanding under all Permitted Bank Credit Facilities for the Company and its Restricted Subsidiaries does not exceed $50,000,000 less the amount of Net Cash Proceeds from any Asset Sale applied pursuant to Section 4.16 to repay or prepay such Indebtedness that results in a permanent reduction relating thereto; (d) Swap Obligations of the Company or its Restricted Subsidiaries; (e) Indebtedness outstanding on the Issue Date (and not repaid with the proceeds of the Offering); (f) other Indebtedness owed by the Company or its Restricted Subsidiaries in an aggregate principal amount outstanding not to exceed $1,000,000 at any one time; and (g) Permitted Refinancing Indebtedness.

     "Permitted Investment" means, when used with reference to the Company or any Restricted Subsidiary, (i) trade credit extended to Persons in the ordinary course of business; (ii) purchases of Cash Equivalents; (iii) Investments by the Company or its Restricted Subsidiaries in Persons which are Wholly Owned Restricted Subsidiaries and are engaged in the oil and gas exploration and production business; (iv) Swap Obligations; (v) advances to officers and employees of the Company or any Restricted Subsidiary in connection with the performance of their duties in the ordinary course of business in an amount not to exceed $500,000 in the aggregate outstanding at any time; (vi) margin deposits in connection with Permitted Hedging Transactions; (vii) any Investments outstanding on the Issue Date and Investments in Red Oak by the Company on the Issue Date in an amount not to exceed $10 million; (viii) Investments and expenditures made in the ordinary course of business by the Company or its Restricted Subsidiaries, and of a nature that is or shall have become customary in, the oil and gas business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil or gas through agreements, transactions, interests or arrangements which permit a Person to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the oil and gas business jointly with third parties, including, without limitation, (a) ownership interests in oil and gas properties or gathering systems and (b) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties; provided that in the case of any joint venture engaged in processing, gathering, marketing or transporting oil or gas (i) all Indebtedness of such joint venture (other than a joint venture that is an Unrestricted Subsidiary) that would not otherwise constitute Indebtedness of the Company or a Restricted Subsidiary shall be deemed Indebtedness of such Person in proportion to its direct or indirect ownership interest in such joint venture and (ii) such joint venture shall be reasonably calculated to enhance the value of the reserves of such Person or marketability of production from such reserves; (ix) other Investments not in excess of $2 million at any time outstanding; (x) loans made to officers, directors and employees of the Company or any of its Restricted Subsidiaries approved by the applicable Board of Directors (or by an authorized officer), the proceeds of which are used solely to purchase stock or to exercise stock options received pursuant to an employee stock option plan or other incentive plan, in a principal amount not to exceed the purchase price of such stock or the exercise price of such stock options, as applicable; and (xi) the repayment of Indebtedness not to exceed $500,000 in conjunction with the acquisition of all the Capital Stock of Love Petroleum Company.

     "Permitted Liens" with respect to any Person means (a) Liens imposed by governmental authorities for taxes, assessments, or other charges not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of any of such Person in accordance with GAAP; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, mineral interest owners, or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of any of such Person in accordance with GAAP; (c) deposits of cash or Cash Equivalents to secure the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business (or to secure reimbursement obligations or letters of credit issued to secure such performance or other obligations); (d) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not material in amount and which do not, in any case, materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Person; (e) Liens securing the Parent Guarantee, the Notes, any Subsidiary Guarantee or Permitted Bank Credit Facilities; (f) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, other types of social security legislation, property insurance and liability insurance; (g) Liens on the assets of any Person existing at the time such assets are acquired by such Person, whether by merger, consolidation, purchase of assets or otherwise so long as such Liens (A) are not created, incurred or assumed in contemplation of such assets being acquired by such Person and (B) do not extend to any other assets of such Person; (h) leases or subleases granted to others that do not materially interfere with the ordinary course of business of any of such Person, and (i) any extension, renewal or replacement of the Liens created pursuant to any of clauses (a) through (h); provided that such Liens would have otherwise been permitted under such clauses, and provided further that the Liens permitted by this clause (i) do not secure any additional Indebtedness or encumber any additional property.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of such Person; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness (other than Indebtedness under Permitted Bank Credit Facilities) has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Parent Guarantee, the Notes or any Subsidiary Guarantee, then such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Parent Guarantee, the Notes or such Subsidiary Guarantee, as the case may be, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) with respect to any such Indebtedness of the Company being extended, refinanced, renewed, replaced, defeased or refunded, such Permitted Refinancing Indebtedness shall not be incurred by any Restricted Subsidiary.

     "Physical Notes" has the meaning provided in Section 2.01.

     "Person" means any corporation, individual, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state, or political subdivision thereof, trust, municipality, or other entity.

     "Pledge Agreement" means that certain Pledge Agreement, in substantially the form of Exhibit C, issued by the Company in favor of the Trustee pursuant to which the Capital Stock in Sierra and Red Oak directly owned by the Company have been pledged to the Trustee, for the ratable benefit of the Holders of the Notes.

     "Preferred Stock" means, with respect to any Person, any class or classes (however designated) of Capital Stock of such Person that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person over shares of Capital Stock of any other class of such Person.

     "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

     "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

     "Private Placement Legend" means the legend initially set forth on the Initial Notes in the form set forth in Section 2.15.

     "Production Payment" means any volumetric or dollar-denominated production payment or other similar burden on the property of the Company or any of its Restricted Subsidiaries.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with
Article 11 of Regulation S-X under the

Securities Act, as determined by the Board of Directors of the Issuer in consultation with its independent public accountants.

     "Public Equity Offering" means an underwritten public offering by a nationally recognized member of the National Association of Securities Dealers of Qualified Capital Stock of the Issuer or the Company pursuant to an effective registration statement filed with the Commission pursuant to the Securities Act.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Qualified Institutional Buyer" or "QIB" has the meaning specified in Rule 144A under the Securities Act.

     "Record Date" means the Record Dates specified in the Notes.

     "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

     "Redemption Price" when used with respect to any Note to be redeemed, means the price fixed for such redemption, including principal and premium, if any, pursuant to this Indenture and the Notes.

     "Red Oak" means Midland Red Oak Realty, Inc., a Delaware corporation.

     "Reference Period" with regard to any Person means the four full fiscal quarters of such Person ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

     "Registrar" has the meaning provided in Section 2.03.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Company, the Issuer and the Initial Purchasers.

     "Regulation S" means Regulation S under the Securities Act.

     "Released Interests" has the meaning provided in Section 11.04(c).

     "Reserve Report" means a report prepared by independent petroleum engineers with respect to Hydrocarbon reserves in accordance with guidelines published by the Commission.

     "Reserved Rights" has the meaning set forth in Section 8.01.

     "Restricted Investment" means (i) the designation of a Subsidiary as an Unrestricted Subsidiary in the manner described in the definition of Unrestricted Subsidiary and (ii) any Investment other than a Permitted Investment.

     "Restricted Payment" has the meaning set forth in Section 4.10.

     "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

     "Restricted Subsidiary" means any Subsidiary of the Company (including the Issuer) which is not an Unrestricted Subsidiary.

     "Rule 144A" means Rule 144A under the Securities Act.

     "Sale and Leaseback Transaction" means an arrangement relating to property owned on the Issue Date or thereafter acquired whereby a Person or a Subsidiary of such Person transfers such property to another Person and leases it back from such other Person.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Security Documents" means the Pledge Agreement and each other agreement evidencing the pledge of assets to secure the Parent Guarantee that may be entered into on or after the Issue Date pursuant to the terms of this Indenture.

     "Sierra" means Sierra Well Service, Inc., a Delaware corporation.

     "Significant Subsidiary" means (a) any Restricted Subsidiary having (i) for the most recent fiscal year of such Subsidiary, consolidated revenues greater than $10 million or (ii) as at the end of such fiscal year of such Subsidiary, assets or liabilities greater than $10 million and (b) any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; provided however, that ''Significant Subsidiary'' shall not include a joint venture if and so long as an Investment therein would constitute a Permitted Investment under clause (viii) of the definition thereof.

     "Southwest Software" means Midland Southwest Software, Inc., a Delaware corporation.

     "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and its successors.

     "Stated Maturity Date" means October 15, 2004.

     "Subordinated Indebtedness" means Indebtedness of the Issuer, the Company or a Subsidiary Guarantor that (i) requires no payment of principal prior to or on the Stated Maturity Date and (ii) is expressly subordinate and junior in right of payment to the Notes, the Parent Guarantee or the Subsidiary Guarantees, as the case may be.

     "Subsidiary" with respect to any Person means (i) a corporation with respect to which such Person or its Subsidiaries own, directly or indirectly, at least 50% of such corporation's Voting Stock, or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner of such partnership and has more than 50% of the total voting power of partnership interests, or (iii) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has (x) at least a 50% ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such other Person.

     "Subsidiary Guarantee" has the meaning set forth in Section 12.01(b).

     "Subsidiary Guarantor" means each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor; provided, however, that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its Subsidiary Guarantee is released in accordance with this Indenture.

     "Swap Obligation" of any Person means any Interest Rate or Currency Agreement entered into with one or more financial institutions or one or more futures exchanges in the ordinary course of business and not for purposes of speculation that is designed to protect such Person against fluctuations in (x) interest rates with respect to Indebtedness incurred and which shall have a notional amount no greater than 100% of the principal amount of the Indebtedness being hedged thereby or (y) currency exchange rate fluctuations.

     "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of September 1, 1997, among the Company and other Subsidiaries, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not materially adverse to the Holders of the Notes.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S)77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.03.

     "TPI" means Threading Products International, LLC, a Texas limited liability company.

     "Transferred Collateral" has the meaning set forth in Section 11.04(b).

     "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Unrestricted Non-Recourse Indebtedness" of any Unrestricted Subsidiary means (i) Indebtedness of such Person that is secured solely (other than with respect to clause (ii) below) by a Lien upon the stock of an Unrestricted Subsidiary of such Person and as to which there is no recourse (other than with respect to clause (ii) below) against such Person or any of its assets other than against such stock (and the dollar amount of any Indebtedness of such Person as described in this clause (i) shall be deemed to be zero for purposes of all other provisions of this Indenture) and (ii) guarantees of the Indebtedness of Unrestricted Subsidiaries of such Person.

     "Unrestricted Subsidiary" means, in respect of the Company, Red Oak; and in respect of any Person, any other Person ("Other Person") that would, but for this definition of "Unrestricted Subsidiary" be a Subsidiary of such Person organized or acquired after the Issue Date as to which all of the following conditions apply: (i) neither such Person nor any of its other Subsidiaries provides credit support of any Indebtedness of such Other Person (including any undertaking, agreement or instrument evidencing such Indebtedness); (ii) such Other Person is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness; (iii) neither such Person nor any of its Subsidiaries has made an Investment in such Other Person unless such Investment was permitted by Section 4.10; and (iv) the Board of Directors of such Person, as provided below, shall have designated such Other Person to be an Unrestricted Subsidiary on or prior to the date of organization or acquisition of such Other Person. Any such designation by the Board of Directors of such Person shall be evidenced to the Trustee by delivering to the Trustee a Board Resolution giving effect to such designation and an Officers' Certificate of the Company certifying that such designation complies with the foregoing conditions.

     "Unrestricted Subsidiary Indebtedness" means, as to any Unrestricted Subsidiary of any Person, Indebtedness of such Unrestricted Subsidiary (i) as to which neither such Person nor any Subsidiary of such Person is directly or indirectly liable (by virtue of such Person or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), unless such liability constitutes Unrestricted Non-Recourse Indebtedness and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder (other than the Company or any Subsidiary of the Company) of any Indebtedness of such Person or any Subsidiary of such Person to declare a default on such Indebtedness of such Person or any Subsidiary of such Person or cause the payment thereof to be accelerated or payable prior to its Stated Maturity Date, unless, in the case of this clause
(ii), such Indebtedness constitutes Unrestricted Non-Recourse Indebtedness.

     "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

     "U.S. Legal Tender" means such coin or currency of the Untied States of America (which if paid by wire transfer, shall be in the form of immediately available funds) as at the time of payment shall be legal tender for the payment of public and private debts.

     "Voting Stock" means Capital Stock of a Person having generally the right to vote in the election to directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which all the outstanding Voting Stock owned by the Company or another Wholly Owned Restricted Subsidiary.

     Section 1.02 Incorporation by Reference of TIA.

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes.

     "indenture security holder" means a Holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Issuer, the Company or any other Guarantor or any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

     Section 1.03 Rules of Construction.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (6) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; provided, however, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case.

                                  ARTICLE TWO
                                   THE NOTES

     Section 2.01 Form and Dating.

          The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Private Exchange Notes, if required, and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto but shall bear the Private Placement Legend. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Issuer and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

          The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Except for QIBs who elect to take their Notes in the form of Physical Notes, Initial Notes offered and sold in reliance on Rule 144A, together with any Initial Notes offered and sold in reliance on Regulation S, shall be issued initially in the form of one or more permanent global Notes in registered form (each a "Global Note"), substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Section 2.15. Except for QIBs who elect to take their Notes in the form of Physical Notes, Exchange Notes shall be issued initially in the form of one or more permanent Global Notes, substantially in the form set forth in Exhibit B, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and shall bear the Global Note Legend. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Notes issued in exchange for an interest in a Global Note pursuant to
Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Physical Notes"). In addition, QIBs may elect to take their Notes in the form of Physical Notes. Initial Notes offered and sold to Institutional Accredited Investors and Private Exchange Notes shall be issued in the form of Physical Notes in substantially the form set forth in Exhibits A and B, respectively, and shall bear the Private Placement Legend.

          The Initial Notes, the Exchange Notes and any Private Exchange Notes shall be considered to be a single class of securities for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to repurchase.

     Section 2.02 Execution and Authentication; Aggregate Principal Amount.

          Two Officers, or an Officer and an Assistant Secretary of the Issuer, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Issuer by manual or facsimile signature. The corporate seal of the Issuer shall be affixed to each Note or reproduced thereon.

          If any Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Notes has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $200.0 million and (ii) Exchange Notes or Private Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon written order of the Issuer in the form of an Officers' Certificate of the Issuer. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Private Exchange Notes and whether the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (ii) of the first sentence of this paragraph, the first such written order from the Issuer shall be accompanied by an Opinion of Counsel of the Issuer in form and substance reasonably satisfactory to the Trustee stating that the issuance of the Exchange Notes or Private Exchange Notes, as the case may be, does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Issuer. The aggregate principal amount of Notes outstanding at any time may not exceed $200.0 million, except as provided in Sections 2.07 and 2.08.

          The Trustee may appoint an authentication agent (the "Authenticating Agent") reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer or with any Affiliate of the Issuer.

          The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

     Section 2.03 Registrar and Paying Agent.

          The Issuer shall maintain an office or agency in New York, New York, where Notes may be presented or surrendered for payment ("Paying Agent"), and the Issuer shall also maintain an office or agency, either in New York, New York or elsewhere in the United States, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar") and (b) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Registrar shall keep the Note Register. The Issuer, upon prior written notice to the Trustee, may have one or more co-Registrars and one more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. The Issuer may act as its own Paying Agent, except that for the purposes of payments on the Notes pursuant to

Sections 4.15 and 4.16, neither the Issuer nor any Affiliate of the Issuer may act as Paying Agent.

          The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

          The Issuer initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other Agent may resign upon 30 days' notice to the Issuer.

     Section 2.04 Paying Agent to Hold Assets in Trust.

          The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify in writing the Trustee of any Default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it pursuant hereto to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it pursuant hereto to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

     Section 2.05 Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

     Section 2.06 Transfer and Exchange.

          When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Trustee and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee, upon written demand of the Issuer in the form of an Officer's Certificate of the Issuer, shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require repayment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 4.15, 4.16 or 9.05, in which event the Issuer shall be responsible for the payment of such tax or charge).

          The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

          Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

     Section 2.07 Replacement Notes.

          If a mutilated Note is surrendered to the Trustee or the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee, upon written demand of the Issuer in the form of an Officer's Certificate of the Issuer, shall authenticate a replacement
Note if the Trustee's requirements are met. If required by the Trustee or the Issuer, such Holder must provide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Issuer, to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an additional obligation of the Issuer.

     Section 2.08 Outstanding Notes.

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

          If (i) by 11:00 a.m. New York City time on a Redemption Date or the Stated Maturity Date the Paying Agent holds U.S. Legal Tender or (ii) the Issuer has exercised either Legal Defeasance and deposited U.S. Government Obligations, in either case, sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed not to be outstanding and interest on them shall cease to accrue.

     Section 2.09 Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Issuer or an Affiliate of the Issuer shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Issuer shall notify the Trustee, in writing, when it or, to its knowledge, any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

     Section 2.09 Temporary Notes.

          Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Issuer in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and so indicates in the Officers' Certificate. Without unreasonable delay, the Issuer shall prepare, and the Trustee shall authenticate upon receipt of a written order of the Issuer pursuant to Section 2.02, definitive Notes in exchange for temporary Notes.

     Section 2.11 Cancellation.

          The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and shall dispose, in its customary manner, of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Issuer may not issue new Notes to replace Notes that have been paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

     Section 2.12 Defaulted Interest.

          The Issuer shall pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Issuer shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30 day months, and, in the case of a partial month, the actual number of days elapsed.

          If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; provided, however, that in no event shall the Issuer deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time of the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Issuer shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Issuer, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

     Section 2.13 CUSIP Numbers.

          The Issuer in issuing the Notes of each series may use a "CUSIP" number, and, if so, the Trustee shall use the appropriate CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in a CUSIP number.

     Section 2.14 Deposit of Monies.

          Prior to 11:00 a.m. New York City time on each Interest Payment Date, Stated Maturity Date, Redemption Date, Change of Control Payment Date and Excess Cash Purchase Date, the Issuer shall have deposited with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make the cash payments, if any, due on such Interest Payment Date, Stated Maturity Date, Redemption Date, Change of Control Payment Date and Excess Cash Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Stated Maturity Date, Redemption Date, Change of Control Payment Date and Excess Cash Purchase Date, as the case may be. At the option of the Issuer, payment of interest on Physical Notes may be made by wire transfer or by check mailed to the Holders on or before the relevant Interest Payment Date at their respective addresses as shown in the Note Register.

     Section 2.15 Restrictive Legends.

          Each Global Note and Physical Note that constitutes a Restricted Security, including, without limitation, the Private Exchange Notes, shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Note (or any predecessor security) (or such other period of time as may be permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Issuer, unless otherwise agreed by the Issuer and the Holder thereof):

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR NOTE HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE ISSUER AT THE TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE ISSUER, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE IN THE FORM ATTACHED TO THIS NOTE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE ISSUER AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRED TO CONFIRM THAT THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTIONAL THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION.

          THIS SECURITY IS SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED AS OF OCTOBER 14, 1997 AMONG THE COMPANY, THE ISSUER, JEFFERIES & COMPANY, INC., BANC ONE CAPITAL CORPORATION AND

          PARIBAS CORPORATION, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER.

          Each Global Note shall also bear the following legend (the "Global Note Legend") on the face thereof:

          THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OR DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     Section 2.16 Book-Entry Provisions for Global Security.

          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Global Note Legend as set forth in Section 2.15.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Issuer, the Trustee and any Agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of
Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for the Global Notes and a successor depositary is not appointed by the Issuer within 90 days of such notice; or (ii) the Issuer, in its sole discretion, elects to issue Physical Notes.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

          (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall bear the Private Placement Legend.

          (f) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     Section 2.17 Special Transfer Provisions.

          (a) Transfer to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

               (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

               (ii if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
     (x) the certificate, if any,
     required by paragraph (i) above and (y) written instructions given in accordance with the Depository's and the Registrar's procedures, whereupon

               (A) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and

               (B) the Issuer shall execute, and the Trustee, upon written demand of the Issuer in the form of an Officer's Certificate of the Issuer, shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

               (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the transferee is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and represents that it has furnished such information regarding the Company and the Issuer as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that the transferee is aware that the Issuer is relying upon the transferor's foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

               (ii if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

          (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time prior to or on the second anniversary of the Issue Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

          (e) Transfers of Notes Held by Affiliates. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of the Issuer within two years after the Issue Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which the Issuer or any Affiliate of the Issuer was an owner of such Note, in each case, bear a Private Placement Legend in substantially the form set forth in Section 2.15 hereof, unless otherwise agreed by the Issuer (with written notice thereof to the Trustee).

     Section 2.18 Additional Interest Under Registration Rights Agreement.

          Under certain circumstances, the Issuer shall be obligated to pay Additional Interest to the Holders, all as set forth in Section 4 of the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference.

                                 ARTICLE THREE
                                  REDEMPTION

     Section 3.01 Notices to Trustee.

          If the Issuer elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

          The Issuer shall give each notice provided for in this Section 3.01 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

     Section 3.02 Selection of Notes to Be Redeemed.

          In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes, or portions thereof, for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part, and provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited.

     Section 3.03 Optional Redemption.

          At any time, or from time to time, on or prior to October 15, 2000, the Issuer may, at its option, use all or a portion of the Net Proceeds of one or more Public Equity Offerings to redeem up to $70.0 million of the aggregate principal amount of the Notes then outstanding in cash at a Redemption Price equal to 110.5% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest, if any, thereon to the Redemption Date; provided, however, that at least $130.0 million aggregate principal amount of Notes remains outstanding immediately after giving effect to any such redemption (it being expressly agreed that for purposes of determining whether this condition is satisfied, Notes owned by the Issuer or any of its Affiliates shall be deemed not to be outstanding). In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Issuer shall make such redemption not more than 60 days after the consummation of any such Public Equity Offering.

          The Notes shall also be redeemable, at the Issuer's option, in whole or in part from time to time, on and after October 15, 2001, at the following Redemption Prices (expressed as percentages of the outstanding principal amount thereof) set forth below with respect to the indicated Redemption Date, plus, in each case, accrued and unpaid interest, if any, thereon to the Redemption Date:

          If redeemed during
          the 12-month period
          beginning October 15                     Redemption Price
          --------------------                     ----------------

          2001.............................              105.250%
          2002.............................              102.625%
          2003 and thereafter..............              100.000%

     Section 3.04 Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed a notice of redemption by first class mail to each Holder of Notes to be redeemed at its last address as then shown on the Note Register, with a copy to the Trustee and any Paying Agent. At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. The Issuer shall provide such notices of redemption to the Trustee at least five days before the intended mailing date.

          Each notice of redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

          (1)  the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3) the name and address of the Paying Agent;

          (4) the subparagraph of the Notes pursuant to which such redemption is being made;

          (5) that any Physical Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (6) that, unless the Issuer defaults in making the redemption payment, interest on Notes (or applicable portions thereof) called for redemption ceases to accrue, on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest as of the Redemption Date, if any, upon surrender to the Paying Agent of the Notes redeemed;

          (7) if any Physical Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Physical Note, a new Physical Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

          (8) if fewer than all the Notes are to be redeemed, the identification of any particular Physical Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

          The Company and the Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

     Section 3.05 Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.04, such notice of redemption shall be irrevocable and Notes called for redemption become due and payable on the Redemption Date at the Redemption Price plus accrued interest as of such date, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be redeemed at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Issuer defaults in payment of the Redemption Price.

     Section 3.06 Deposit of Redemption Price.

          On or before 11:00 a.m (New York time) on the Redemption Date and in accordance with Section 2.14, the Issuer shall deposit with the Paying Agent, U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, on all Notes to be redeemed on that date in accordance with Section 3.03 hereof and Paragraph 5 of the Notes. The Paying Agent shall promptly return to the Issuer any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

          Unless the Issuer fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue, as the case may be, on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

     Section 3.07 Notes Redeemed in Part.

          Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR
                                   COVENANTS

     Section 4.01 Payment of Notes; Authentication.

          (a) The Issuer shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.

          (b) An installment of principal of, premium, if any, or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or any of its Affiliates) holds, prior to 11:00 a.m. New York City time on that date, U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes.

          (c) Notwithstanding anything to the contrary contained in this Indenture, the Issuer or the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

          (d) The Issuer shall promptly make demand upon the Trustee, in the form of an Officer's Certificate, to authenticate and deliver Notes as contemplated in Sections 2.06, 2.07 and 2.16 of this Indenture.

     Section 4.02 Maintenance of Office or Agency.

          The Issuer shall maintain the office or agency required under Section
2.03. The Issuer shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

     Section 4.03 Corporate Existence.

          Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries, including the Issuer, in accordance with the organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of each such Person; provided, however, that

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

the Company shall not be required to preserve, with respect to itself and the Issuer, any material right or franchise and, with respect to any of its Restricted Subsidiaries, other than the Issuer, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

     Section 4.04 Payment of Taxes and Other Claims.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or the properties of the Company or any of its Subsidiaries and (b) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

     Section 4.05 Maintenance of Properties and Insurance.

          (a) The Company shall, and shall cause each of its Restricted Subsidiaries, including the Issuer, to, maintain all properties used or useful in the conduct of its business in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is
(i) in the ordinary course of business pursuant to customary business terms or
(ii) in the good faith judgment of the Board of Directors of the Company, desirable in the conduct of its or its Restrictive Subsidiaries' businesses and is not disadvantageous in any material respect to the Holders.

          (b) The Company shall provide or cause to be provided, for itself and each of the Restricted Subsidiaries, including the Issuer, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the same industry.

     Section 4.06 Compliance Certificate; Financial Statements; Notice of
Default.

          (a) The Company and the Issuer shall deliver to the Trustee, within 60 days after the end of each fiscal quarter or 90 days after the end of a fiscal quarter that is also the end of a fiscal year, an Officers' Certificate to the effect that responsible Officers of the Company and the Issuer have conducted or supervised a review of the activities of the Company and its Subsidiaries and of performance under this Indenture and that, to the best of such Officers' knowledge, based on their review, the Company and the Issuer have fulfilled all of their obligations under this Indenture or, if there has been a Default, specifying each Default known to them, its nature and its status. The Company and the Issuer shall also notify the Trustee of any changes in the composition of the Board of Directors of the Company or any of its Subsidiaries or of any amendment to the charter or bylaws of the Company or any of its Subsidiaries.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent certified public accountants (who shall be a firm of established national reputation) stating (A) that their audit examination has included a review of the terms of this Indenture and the form of the Notes as they relate to accounting matters, and (B) that the calculation by the Company of the financial ratios required to be calculated under this Indenture are numerically accurate and that the amounts contained in such ratios and such ratios have been calculated in accordance with the definitions contained in this Indenture; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event or Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

          (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Issuer shall deliver to the Trustee, at its address set forth in Section 10.02 hereof, by registered or certified mail, or by facsimile transmission followed by hard copy by registered or certified mail, an Officers' Certificate specifying such event, notice or other action within 10 days of its becoming aware of such occurrence.

     Section 4.07 Compliance with Laws.

          The Company shall comply, and shall cause each of its Restricted Subsidiaries, including the Issuer, to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commissions, boards, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliance as could not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition, business, prospects or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

     Section 4.08 Reports to Holders.

          The Company and each of its Subsidiaries, including the Issuer, as applicable, shall deliver to the Trustee within 15 days after filing the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company or such Subsidiary is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Section 13 of the Exchange Act. The Company and the Issuer shall also comply with the other provisions of (S) 314(a) of the TIA.

          Concurrently with the reports delivered pursuant to the preceding paragraph, the Company shall deliver to the Trustee and to each Holder annual and quarterly financial statements with appropriate footnotes of the Company and its consolidated Subsidiaries, all prepared and presented in a manner substantially consistent with those of the Company required by the preceding paragraph. If, at any time, the Issuer prepares annual and quarterly financial statements, the Issuer shall deliver to the Trustee and to each Holder such annual and quarterly financial statements with appropriate footnotes of the Issuer and its consolidated Subsidiaries, all prepared and presented in a manner substantially consistent with those of the Company required by the preceding paragraph.

          For so long as any Restricted Security remains outstanding, the Company and the Issuer shall furnish to the Holders or beneficial holders of the Notes and prospective purchasers of the Notes designated by the Holders of the Notes, upon their request, the information required to be delivered to Rule 144(d)(4) under the Exchange Act.

     Section 4.09 Waiver of Stay, Extension or Usury Laws.

          The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit execution of every such power as though no such law had been enacted.

     Section 4.10 Limitation on Restricted Payments.

          (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries, including the Issuer, to, directly or indirectly,

               (i) declare or pay any dividend on, or make any other distribution to holders of, any shares of Capital Stock of the Company or any Restricted Subsidiary (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or any Restricted Subsidiary or dividends or distributions payable to the Company or the Issuer or any Wholly Owned Restricted Subsidiary of the Company or the Issuer or warrants, rights or options to acquire Qualified Capital Stock of the Company or any Restricted Subsidiary),

               (ii) purchase, redeem or otherwise acquire or retire for value any such shares of Capital Stock of the Company or any Affiliate (other than any Capital Stock owned by the Company or any of its Wholly Owned Restricted Subsidiaries), or any options, warrants or other rights to acquire such Capital Stock,

               (iii) make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness, or

               (iv) make any Restricted Investment,

(such payments or other actions described in clauses (i) through (iv) being collectively referred to as a "Restricted Payment"), unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the amount determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing, (2) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with Section 4.12(a), and (3) the aggregate amount of all Restricted Payments declared or made after the Issue Date shall not exceed the sum (without duplication) of the following:

     (A) 50% of the Adjusted Consolidated Net Income of the Company accrued on a cumulative basis during the period commencing with the first full quarter after the Issue Date and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or if Adjusted Consolidated Net Income is a loss, minus 100% of such loss), plus

     (B) the aggregate Net Proceeds received after the Issue Date by the Company or the Issuer from the issuance or sale (other than to any of its Restricted Subsidiaries) of shares of Qualified Capital Stock of the Company or the Issuer or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company or the Issuer, plus

     (C) the aggregate Net Proceeds received after the Issue Date by the Company or the Issuer (other than from any of its Restricted Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Company or the Issuer, plus

     (D) the aggregate Net Proceeds received after the Issue Date by the Company or the Issuer from the issuance or sale (other than to any of its Restricted Subsidiaries) of Indebtedness or shares of Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company or the Issuer, together with the aggregate cash received by the Company or the Issuer at the time of such conversion or exchange, minus

     (E) the amount of any write-downs, writeoffs, other negative revaluations, and other negative extraordinary charges not otherwise reflected in Adjusted Consolidated Net Income of the Company during such period.

          (b) Notwithstanding the foregoing paragraph (a) of this Section 4.10, the Company and its Restricted Subsidiaries, including the Issuer, may take the following actions so long as (in the case of clauses (2), (3), (4), (5) and (7) below) no Default or Event of Default shall have occurred and be continuing:

          (1) the payment of any dividend on Capital Stock of the Company or any Restricted Subsidiary within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of Section 4.10(a);

          (2) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate Net Proceeds from, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company or the Issuer;

          (3) the repurchase, redemption, repayment, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the aggregate Net Proceeds from, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of (i) Subordinated Indebtedness (provided such Indebtedness is on terms no less favorable to the Holders of the Notes than the terms of the Subordinated Indebtedness being redeemed) or (ii) shares of Qualified Capital Stock of the Company or the Issuer;

          (4) the repurchase, redemption or other acquisition of any Capital Stock of any Affiliate organized as a limited partnership in which the Company or the Issuer is a general partner pursuant to a redemption which is mandatory under the terms of such partnership's limited partnership agreement;

          (5) the repurchase or other acquisition of any Capital Stock of any Restricted Subsidiary, whether in one or a series of substantially contemporaneous transactions, which causes such Person to become a Wholly Owned Restricted Subsidiary of the Company;

          (6) the payment on behalf of any Subsidiary or Affiliate of its allocated pro rata costs associated with the issuance of the Notes and any Investment in Capital Stock of such Person taken by the Company in payment thereof;

          (7) the distribution or dividend by the Company to its stockholders of the shares of Capital Stock of Red Oak directly owned by the Company, provided at the time of such distribution or dividend (and after giving effect thereto):

               (i) the Consolidated Fixed Charge Coverage Ratio for the Company's Reference Period for which internal financial statements are available immediately preceding the date of such distribution would have been at least 3.0 to 1.0; and

               (ii) the Company's Adjusted Consolidated Net Tangible Assets are equal to or greater than 200% of the consolidated Indebtedness of the Company and its Restricted Subsidiaries.

          (c) The actions described in clause (1) of Section 4.10(b) shall be Restricted Payments that shall be permitted to be made in accordance with
Section 4.10(b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of Section 4.10(a), provided that any dividend paid pursuant to clause (1) of Section 4.10(b) shall reduce the amount that would otherwise be available under clause (3) of Section 4.10(a) when declared, but not also when subsequently paid pursuant to clause (1) of Section 4.10(b), and provided that any Net Proceeds received under clause (2) or (3)(ii) of Section 4.10(b) shall not be included in subclauses (B) or (C) of clause (3) of Section 4.10(a).

     Section 4.11 Limitation on Transactions with Affiliates.

          The Company shall not, and shall not permit any of its Subsidiaries to, enter directly or indirectly into, or permit to exist, any transaction or series of related transactions with or for the benefit of any Affiliate except for transactions made in good faith, the terms of which are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not Affiliates and the Company delivers to the Trustee: (i) with respect to any transaction or series of transactions with an Affiliate involving aggregate consideration in excess of $1 million, an Officers' Certificate certifying that such transaction or transactions comply with this Section 4.11, (ii) with respect to any transaction or series of transactions with an Affiliate involving aggregate consideration in excess of $2 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such transaction or transactions comply with this Section 4.11 and that such transaction or transactions have been approved in good faith by a majority of the members of the Board of Directors who are independent (which resolution shall be conclusive evidence of compliance with this provision), provided that if there is not a majority of independent directors able to approve such transaction, the Company shall also deliver an opinion as to the fairness to the Company or such Subsidiary of such transaction or transactions from a financial point of view issued by an investment banking firm of recognized national standing, which opinion shall be conclusive evidence of compliance with this provision; and
(iii) with respect to any transaction or series of transactions with an Affiliate involving aggregate consideration in excess of $5 million, an Officers' Certificate as described in subclause (ii) above and an opinion as to the fairness to the Company or such Subsidiary of such transaction or transactions from a financial point of view issued by an investment banking firm of recognized national standing, which resolution and opinion shall be conclusive evidence of compliance with this provision; provided, however, that this Section 4.11 shall not restrict: (1) transactions between the Company and any of its Restricted Subsidiaries or transactions between Restricted Subsidiaries of the Company, (2) transactions pursuant to the Tax Sharing Agreement and the Security Documents, (3) Restricted Payments permitted by
Section 4.10, (4) any employee compensation arrangements by the Company or any of its Subsidiaries which has been approved by a majority of the Company's disinterested directors and found in good faith by such directors to be in the best interests of the Company or such Subsidiary, as the case may be; and (5) customary directors' fees and indemnification and similar arrangements.

     Section 4.12 Limitation on Incurrence of Additional Indebtedness and Issuances of Disqualified Capital Stock.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become liable for, contingently or otherwise (to "incur" or, as appropriate, an "incurrence"), any Indebtedness or issue any Disqualified Capital Stock, except that the Company or a Restricted Subsidiary may incur Indebtedness and the Company or the Issuer may issue shares of Disqualified Capital Stock if:

          (a) the Consolidated Fixed Charge Coverage Ratio for the Company's Reference Period for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Capital Stock is issued would have been (i) at least 2.0 to 1.0 if such additional Indebtedness is incurred or such Disqualified Capital Stock is issued during the period commencing on the Issue Date and ending on December 31, 1998 or (ii) at least 2.5 to 1.0 if such additional Indebtedness is incurred or such Disqualified Capital Stock is issued at any time thereafter;

          (b) no Default or Event of Default shall have occurred and be continuing at the time such additional Indebtedness is incurred or such Disqualified Capital Stock is issued or would occur as the result of such incurrence of such additional Indebtedness or the issuance of such Disqualified Capital Stock; and

          (c) the Company's Adjusted Consolidated Net Tangible Assets are equal to or greater than 150% of the consolidated Indebtedness of the Company and its Restricted Subsidiaries.

Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company and any Restricted Subsidiary, including the Issuer, may incur Permitted Indebtedness.

          Any Indebtedness incurred or Disqualified Capital Stock issued by any Person that is not a Subsidiary of the Company or any of its Restricted Subsidiaries, as the case may be, which Indebtedness or Disqualified Capital Stock is outstanding at the time such Person becomes a Restricted Subsidiary of, or is merged into, or consolidated with the Company or such Restricted Subsidiary, as the case may be, shall be deemed to have been incurred or issued, as the case may be, at the time such Person becomes a Restricted Subsidiary of, or is merged into, or consolidated with the Company or such Restricted Subsidiary.

          For purposes of determining any particular amount of Indebtedness under this Section 4.12, guarantees of Indebtedness otherwise included in the determination of such amount shall not also be included.

     Section 4.13 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries, including the Issuer, to, directly or indirectly, create, or permit or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make other distributions on its Capital Stock to the Company or any of its other Restricted Subsidiaries, (b) make loans or advances or pay any Indebtedness or other obligations owed to the Company or to any other Restricted Subsidiary, or (c) transfer any of its properties or assets to the Company or to any other Restricted Subsidiary, except encumbrances and restrictions existing under (i) this Indenture, any Permitted Bank Credit Facility as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment or transfer restrictions than those contained in the Permitted Bank Credit Facility as in effect on the Issue Date and (ii) any agreement of a Person acquired by the Company or a Restricted Subsidiary of the Company, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition, and are not applicable to any Person or property, other than the Person or any property of the Person so acquired.

     Section 4.14 Limitation on Designation of Unrestricted Subsidiaries; Ownership of Restricted Subsidiaries.

          The Board of Directors of the Company may designate any Restricted Subsidiary (other than the Issuer) to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default and following such designation, the Company could incur $1.00 of additional Indebtedness pursuant to Section 4.12(a). For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries in the Subsidiary so designated which have not been repaid in cash will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under clause (3) of Section 4.10(a). All such outstanding Investments will be deemed to constitute Restricted Investments in an amount equal to the greater of the Fair Market Value or book value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          The Board of Directors of the Company or any Restricted Subsidiary may designate any Unrestricted Subsidiary of such Person (other than Red Oak) as a Restricted Subsidiary of such Person; provided that, (a) if the Unrestricted Subsidiary has any Indebtedness outstanding or is otherwise liable for any Indebtedness or has a negative Net Worth, then immediately after giving pro forma effect to such designation, such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12(a) (assuming, for purposes of this calculation, that each dollar of negative Net Worth is equal to one dollar of Indebtedness), (b) all Indebtedness of such Unrestricted Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Person on the date such Unrestricted Subsidiary becomes a Restricted Subsidiary, and (c) no Default or Event of Default would occur or be continuing after giving effect to such designation. Any such designation by the Board of Directors shall be evidenced to the Trustee by the filing with the Trustee of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations. In the event that any Subsidiary Guarantor is designated an Unrestricted Subsidiary in accordance with this Section 4.14, such Subsidiary's Subsidiary Guarantee will be released.

          Notwithstanding any provisions of this Section 4.14, all Subsidiaries of an Unrestricted Subsidiary shall be Unrestricted Subsidiaries.

          The Company agrees and covenants that all of the Capital Stock of each Restricted Subsidiary (other than the Issuer, TPI and Southwest Software) shall be owned, whether directly or indirectly, by the Company; and that the Issuer shall remain a Restricted Subsidiary so long as any of the Notes remains outstanding.

     Section 4.15 Change of Control.

          (a) Upon the occurrence of a Change of Control, each Holder shall have the right, at such Holder's option, subject to the terms and conditions of this Indenture, to require the Issuer to repurchase all or any part of such Holder's Notes pursuant to an irrevocable, unconditional offer (a "Change of Control Offer") as described below at a cash purchase price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), plus accrued and unpaid interest thereon to a date that is no later than 60 Business Days after the occurrence of such Change of Control (the date on which the repurchase is effected being referred to herein as the "Change of Control Payment Date").

          (b) The Issuer shall notify the Trustee within five Business Days after each date upon which a Change of Control has occurred. Within 20 Business Days after the occurrence of each Change of Control, the Issuer shall make a Change of Control Offer to the Holders of Notes to purchase all of the Notes at the Change of Control Purchase Price, plus accrued and unpaid interest thereon to the Change of Control Payment Date, by sending written notice of a Change of Control

Offer, by first class mail, to each Holder at its registered address, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

               (i) that the Change of Control Offer is being made pursuant to this Section 4.15, that all Notes tendered and not withdrawn will be accepted for payment and that the Change of Control Offer shall remain open for a period of 20 Business Days or for such longer period as may be required by law;

               (ii the Change of Control Purchase Price (including the amount of any accrued interest) and the Change of Control Purchase Date;

               (ii  that any Note not tendered will continue to accrue interest;

               (iv that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest, after the Change of Control Payment Date;

               (v) that Holders electing to have a Physical Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

               (vi that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

               (vi that Holders whose Physical Notes are purchased only in part will be issued new Physical Notes in a principal amount equal to the unpurchased portion of the Physical Notes surrendered; provided, however, that each Physical Note purchased and each new Physical Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

               (vi the circumstances and relevant facts regarding such Change of Control.

          (c) On or before the Change of Control Payment Date, the Issuer shall, to the extent lawful, (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) deliver to the Trustee any Physical Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Issuer. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any; the Trustee shall promptly cancel all Notes so accepted by the Issuer pursuant to the Change of Control Offer; and the Trustee, upon written demand of the Issuer in the form of an Officer's Certificate of the Issuer, shall promptly authenticate and mail to the Holders of any Physical Notes so accepted new Physical Notes equal in principal amount to any unpurchased portion of the Physical Notes surrendered. Any Physical Notes not so accepted shall be promptly mailed by the Paying Agent to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

          The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and repurchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          Neither the Board of Directors of the Issuer nor the Trustee may waive the provisions of this Section 4.15 relating to the Issuer's obligation to make a Change of Control Offer.

          To the extent applicable and if required by law, the Company and the Issuer shall comply with Section 14 of the Exchange Act, the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and other securities laws, rules, and regulations which may then be applicable to any offer by the Issuer to repurchase the Notes at the option of Holders upon a Change of Control; and, if such laws, rules, and regulations require or prohibit any action inconsistent with the provisions of this Section 4.15, compliance by the Company and the Issuer with such laws, rules, and regulations will not constitute a breach of the Issuer's obligations with respect to the provisions of this Section 4.15 by virtue thereof.

     Section 4.16 Limitation on Asset Sales.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

               (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) of the assets or Capital Stock being sold or issued or otherwise disposed of; and

               (ii) at least 75% of the value of the consideration for such Asset Sales consists of cash, Cash Equivalents or Exchange Assets or any combination thereof; provided that the amount of any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are Subordinated Indebtedness or otherwise by their terms subordinated to the Notes, the Parent Guarantee or the Subsidiary Guarantees) that are assumed by the transferee of such assets pursuant to a customary novation agreement that releases the Company and such Restricted Subsidiary from further liability shall also be deemed to be cash for purposes of this provision.

          (b) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Cash Proceeds, at its option, in any order or combination: (a) to repay and permanently reduce Indebtedness outstanding under any Permitted Bank Credit Facility to which it, the Issuer or any other Restricted Subsidiary of the Company is a party, (b) to make Capital Expenditures or (c) to make other acquisitions of assets to be used in the Company's and its Restricted Subsidiaries' oil and gas business. Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily invest such Net Cash Proceeds in any manner that is not prohibited by the terms of this Indenture. Any Net Cash Proceeds from Asset Sales that are not applied as provided in clauses (a) through (c) of this clause (b) will (after expiration of the relevant periods) be deemed to constitute "Excess Cash."

          (c) When the amount of Excess Cash exceeds $10 million, the Issuer or the Company shall make an irrevocable, unconditional offer (an "Excess Cash Offer") to the Holders to purchase the maximum amount of Notes which could be acquired by application of such amount of Excess Cash as described herein (the "Excess Cash Offer Amount"), in cash at the purchase price equal to 100% of the principal amount thereof (the "Excess Cash Offer Price"), together with accrued and unpaid interest to the Excess Cash Purchase Date.

          (d) Notice of an Excess Cash Offer will be sent at least 30 and not more than 60 days prior to the Excess Cash Purchase Date, by first-class mail, by the Issuer or the Company to each Holder at the address on the Note Register, with a copy to the Trustee. Such notice will set forth a date on which the Notes tendered shall be accepted (the "Excess Cash Purchase Date") and the Excess
Cash Offer shall remain open for at least 20 Business Days and close no later than 30 Business Days after the date such notice is given. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Cash Offer and shall state the following terms:

               (i) that the Excess Cash Offer is being made pursuant to this
     Section 4.16 and that all Notes or portions thereof properly tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Excess Cash Offer plus any accrued interest at the expiration of such offer exceeds the aggregate amount of the Excess Cash Offer, the offeror shall select the Notes to be purchased on a pro rata basis with such adjustments as may be deemed appropriate by the Company (so that only Notes in denominations of $1,000 or multiples thereof shall be purchased) and that the Excess Cash Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

               (ii the Excess Cash Offer Price (including the amount of any accrued interest) and the Excess Cash Purchase Date;

               (ii  that any Note not tendered will continue to accrue interest;

               (iv that, unless the Company or the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Excess Cash Offer shall cease to accrue interest, after the Excess Cash Purchase Date;

               (v) that Holders electing to have a Physical Note purchased pursuant to a Excess Cash Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Excess Cash Purchase Date;

               (vi that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Excess Cash Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

               (vi that Holders whose Physical Notes are purchased only in part will be issued new Physical Notes in a principal amount equal to the unpurchased portion of the Physical Notes surrendered; provided, however, that each Physical Note purchased and each new Physical Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

          (e) On or before the Excess Cash Purchase Date, the offeror shall (i) accept for payment Notes or portions thereof tendered pursuant to the Excess Cash Offer which are to be purchased in accordance with clause (d)(i) above,
(ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee any Physical Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the offeror. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any; the Trustee shall promptly cancel all Notes accepted by the offeror pursuant to the Excess Cash Offer; and the Trustee shall promptly authenticate and mail to the Holders of any Physical Notes so accepted new Physical Notes equal in principal amount to any unpurchased portion of the Physical Notes surrendered. Any Physical Notes not so accepted shall be promptly mailed by the Paying Agent to the Holder thereof. For purposes of this
Section 4.16, the Trustee shall act as the Paying Agent. The Issuer or the Company shall publicly announce the results of the Excess Cash Offer on or as soon as practicable after the Excess Cash Purchase Date.

          (f) If the amount required to acquire all Notes tendered by Holders pursuant to the Excess Cash Offer (the "Excess Cash Acceptance Amount") shall be less than the aggregate Excess Cash Offer Amount, then the excess of the Excess Cash Offer Amount over the Excess Cash Acceptance Amount may be used by the Company or any Restricted Subsidiary in any manner permitted by this Indenture. Upon consummation of any Excess Cash Offer made in accordance with the terms of this Indenture, the amount of Excess Cash shall be reduced to zero.

          (g) To the extent applicable and if required by law, the Issuer and the Company shall comply with Section 14 of the Exchange Act, the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and other securities laws, rules, and regulations which may then be applicable to any Excess Cash Offer by the Issuer or the Company; and, if such laws, rules, and regulations require or prohibit any action inconsistent with the foregoing, compliance by the Issuer or the Company with such laws, rules, and regulations will not constitute a breach of its obligations with respect to the foregoing.

     Section 4.17 Limitation on Sale or Issuance of Capital Stock of Restricted Subsidiaries.

          The Company shall not sell or otherwise dispose of any shares of Capital Stock of any Restricted Subsidiary (other than the Issuer), and shall not permit any Restricted Subsidiary (other than the Issuer), directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (a) to the Company or a Wholly Owned Restricted Subsidiary, or (b) if all shares of Capital Stock of such Restricted Subsidiary are sold or otherwise disposed of. In connection with any sale or disposition of Capital Stock of any Restricted Subsidiary, the Company shall be required to comply with Section 4.16, and in the case of a sale of the Issuer, Section 4.15 and Article Five.

     Section 4.18 Limitations on Liens.

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur, or suffer to exist any Lien upon any of their respective properties or assets, whether now owned or hereafter acquired, other than Permitted Liens.

     Section 4.19 Limitation on Lines of Business.

          The Company shall not engage in any line of business other than to act as a holding company for the Issuer, Sierra and Red Oak and such other business activities as are reasonably related or incidental thereto. The Company shall not permit any Restricted Subsidiaries, including the Issuer, to engage in any line of business other than the oil and gas exploration and production business, such other business activities as are reasonably related or incidental thereto and any other business activities of the Company and its Restricted Subsidiaries conducted as of the Issue Date.

     Section 4.20 Subsidiary Guarantees.

          The Company shall cause each Significant Subsidiary of the Company (other than the Issuer), whether now existing or hereafter formed or acquired, to (a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Notes and this Indenture on the terms set forth in this Indenture and (b) deliver to the Trustee an Opinion of Counsel and an Officers' Certificate, stating that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

          If any Restricted Subsidiary (other than the Issuer) incurs any Indebtedness (other than to the Company or the Issuer), the Company shall cause such Restricted Subsidiary, within 10 days following the incurrence of such Indebtedness, to (a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Notes and this Indenture on the terms set forth in this Indenture and (b) deliver to the Trustee an Opinion of Counsel and an Officers' Certificate, stating that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

     Section 4.21 Payment of Existing Secured Debt.

          Concurrently with purchase of the Initial Notes by the Initial Purchasers, the Company shall cause the Issuer to, and the Issuer shall, pay in full the Existing Indebtedness; provided that, as of the Issue Date, the Issuer may keep outstanding no more than $100,000 of the Existing Indebtedness owed to Bank One, Texas, N.A.

                                 ARTICLE FIVE
                             SUCCESSOR CORPORATION

     Section 5.01 Merger, Consolidation and Sale of Assets.

          The Company shall not consolidate with or merge with or into any other Person or, directly or indirectly, sell, lease, assign, transfer, or convey all or substantially all of its assets (computed on a consolidated basis), to another Person or group of Persons acting in concert, whether in a single transaction or through a series of related transactions, unless (i) either (a) the Company is the continuing Person or (b) the resulting, surviving, or transferee entity is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and shall expressly assume all of the obligations of the Company under this Indenture, the Parent Guarantee and the Security Documents by appropriate documents supplemental hereto and thereto, executed and delivered to the Trustee on or prior to the consummation of such transaction, in form satisfactory to the Trustee; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction; (iii) immediately after giving effect to such transaction on a pro forma basis, the Net Worth of the resulting, surviving or transferee entity is at least equal to the Net Worth of the Company immediately prior to such transaction; and (iv) except for a consolidation or merger of the Company with or into any Wholly Owned Restricted Subsidiary (including the Issuer), the resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12(a). For purposes of this Section 5.01, the Consolidated Fixed Charge Coverage Ratio shall be determined on a pro forma consolidated basis (giving effect to the transaction) for the Reference Period immediately preceding such transaction.

          The Issuer shall not consolidate with or merge with or into any other Person, or, directly or indirectly, sell, lease, assign, transfer, or convey all or substantially all of its assets (computed on a consolidated basis), to another Person or group of Persons acting in concert, whether in a single transaction or through a series of related transactions, unless (i) either (a) the Issuer is the continuing Person or (b) the resulting, surviving, or transferee entity is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and shall expressly assume all of the obligations of the Issuer under this Indenture and the Notes by a supplemental indenture, executed and delivered to the Trustee on or prior to the consummation of such transaction, in form satisfactory to the Trustee;
(ii) no Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction; (iii) immediately after giving effect to such transaction on a pro forma basis, the Net Worth of the resulting, surviving or transferee entity is at least equal to the Net Worth of the Issuer immediately prior to such transaction; (iv) except for a consolidation or merger of the Issuer with or into the Company or any Wholly Owned Restricted Subsidiary, the resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12(a); (v) the Company shall have executed and delivered to the Trustee, in form satisfactory to the Trustee, a supplemental indenture confirming its obligation to pay the principal of, premium, if any, and interest on the Notes pursuant to the Parent Guarantee and to perform all its covenants hereunder and under the Parent Guarantee; (vi) each Subsidiary Guarantor shall have executed and delivered to the Trustee, in form satisfactory to the Trustee, a supplemental indenture confirming its obligations to pay the principal of, premium, if any, and interest on the Notes pursuant to its Subsidiary Guarantee;
(vii) the Trustee shall have received an Opinion of Counsel to the effect that such consolidation, merger, sale, assignment, conveyance, transfer or lease will not result in the Issuer being required to make any deduction for or on account of taxes from payments made under or in respect of the Notes. For purposes of this Section 5.01, the Consolidated Fixed Charge Coverage Ratio shall be determined on a pro forma consolidated basis (giving effect to the transaction) for the Reference Period immediately preceding such transaction.

          The Company shall not permit or allow any Subsidiary Guarantor to consolidate with or merge with or into any other Person or, directly or indirectly, sell, lease, assign, transfer, or convey all or substantially all of its assets (computed on a consolidated basis), to another Person or group of Persons acting in concert, whether in a single transaction or through a series of related transactions, unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or the transferee entity (A) is a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia and
(B) expressly assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture, in a form satisfactory to the Trustee, under the Notes and this Indenture, (ii) immediately before and after giving effect to such transaction, no Default or Event of Default exists and immediately after giving effect to such transaction, the resulting, surviving or transferee entity could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12(a), and (iii) such Subsidiary Guarantor or the Person formed by or surviving any such consolidation or merger or the transferee entity on a pro forma basis will have Net Worth (immediately after the transaction) equal to or greater than the Net Worth of such Subsidiary Guarantor immediately preceding the transaction; provided that, the foregoing shall not apply to a merger, consolidation, sale or other such transaction between Subsidiary Guarantors, between the Issuer and any Subsidiary Guarantor or between the Company and any Subsidiary Guarantor.

          In connection with any consolidation, merger, sale, lease, assignment, transfer or conveyance that is subject to the provisions of this Section 5.01, the Company shall deliver to the Trustee, in form and substance satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture (or, in the case of the Company, any other supplemental document delivered pursuant to this Section 5.01) comply with this Section 5.01 and that all conditions precedent in this Indenture provided for in relation to such transaction have been complied with.

     Section 5.02 Successor Corporation Substituted.

          Upon any consolidation, combination or merger, sale, assignment, conveyance, lease or transfer in accordance with Section 5.01, in which either the Company or the Issuer is not the continuing corporation, the resulting, surviving or transferee entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Parent Guarantee or the Issuer under this Indenture and the Notes, as applicable, with the same effect as if such resulting, surviving or transferee entity had been named as the Company or the Issuer herein and therein, as applicable, and thereafter (except in the case of a lease) the predecessor corporation shall be relieved of all further obligations and covenants under this Indenture, the Parent Guarantee and the Notes.

                                  ARTICLE SIX
                                   REMEDIES

     Section 6.01 Events of Default.

          An "Event of Default" means any of the following events:

          (a) the failure to pay interest (including any Additional Interest) on any Notes when the same becomes due and payable and such default continues for a period of 30 days:

          (b) the failure to pay the principal of or premium, if any, on any Notes, when the same becomes due and payable, at maturity, upon redemption, by acceleration or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Excess Cash Offer);

          (c) a default in the performance or breach of the provisions of
Section 5.01, failure to make or consummate a Change of Control Offer in accordance with Section 4.15, or failure to make or consummate an Excess Cash Offer in accordance with Section 4.16;

          (d) a default in the observance or performance of any covenant or agreement contained in this Indenture, the Notes or any Guarantee which default continues for a period of 30 days after the Issuer receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Issuer and the Trustee receive such a notice from the Holders of at least 25% of the outstanding principal amount of the Notes;

          (e) a default in the observance or performance of any covenant or agreement contained in the Security Documents which default continues for a period of 30 days after the Issuer receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Issuer and the Trustee receive such a notice from the Holders of least 25% of the outstanding principal amount of the Notes;

          (f) a default which extends beyond any stated period of grace applicable thereto (including any extension thereof) under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary, including the Issuer, having a principal amount in excess of $1 million, whether such Indebtedness now exists or is created after the Issue Date, or a failure to pay any such Indebtedness at its stated maturity;

          (g) one or more judgments in an aggregate amount in excess of $1,000,000 (unless covered by insurance by a reputable insurer as to which the insurer has acknowledged coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries, including the Issuer, and such judgments remain undischarged, unvacated, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (h) the Notes, this Indenture or any the Security Document shall, at any time, cease to be in full force and effect (unless released by the Trustee or where no material adverse effect on the Holders would result) or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Company or any of its Affiliates, or any of the Liens intended to be created by the Security Documents, shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby (other than by reason of release in accordance with the terms of this Indenture);

          (i) the Company or any of its Significant Subsidiaries, including the Issuer, pursuant to or under or within the meaning of any Bankruptcy Law:

               (i) commences a voluntary case or proceeding;

               (ii consents to the entry of an order for relief against it in an involuntary case or proceeding;

               (ii consents to the appointment of a Custodian of it or for all or substantially all of its property;

               (iv  makes a general assignment for the benefit of its creditors;
          or

               (v) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

          (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any Significant Subsidiary, including the Issuer, in an involuntary case or proceeding;

               (ii appoints a Custodian of the Company or any Significant Subsidiary, including the Issuer, for all or substantially all of its properties; or

               (ii orders the liquidation of the Company or any Significant Subsidiary, including the Issuer;

          (k) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void or invalid and unenforceable or any Guarantor denies or disaffirms its liability under its Guarantee (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of this Indenture).

     Section 6.02 Acceleration.

          Upon the happening of any Event of Default specified in Section 6.01 (other than an Event of Default specified in Section 6.01(i) or (j)), the Trustee may, or the Holders of at least 25% in aggregate principal amount of outstanding Notes may, declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable by notice in writing to the Issuer (and the Trustee if given by the Holders) specifying the respective Event of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable. If an Event of Default of the type described in Section 6.01(i) or (j) occurs, then such amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee may rescind and cancel such declaration and its consequences (a) if the rescission would not conflict with any judgment or decree, (b) if all existing Events of Default have been cured or waived except nonpayment of principal of, premium, if any, or interest that has become due solely because of such acceleration, (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, which have become due otherwise than by such declaration of acceleration, has been paid, (d) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (e) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01 (i) or (j), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of Officers of the Company or the Issuer. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          Notwithstanding the foregoing, if an Event of Default specified in
Section 6.01(f) hereof shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if the Indebtedness that is the subject of such Event of Default has been repaid, or if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness (provided, in each case, that such repayment, waiver, cure or rescission is effected within a period of 10 days from the continuation of such default beyond the applicable grace period (including any extension thereof) or the occurrence of such acceleration), and written notice of such repayment or cure or waiver and rescission, as the case may be, shall have been given to the Trustee by the Issuer and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders or other evidence satisfactory to the Trustee of such events is provided to the Trustee, within 30 days after any such acceleration in respect of the Notes and so long as such rescission of any such acceleration of the Notes does not conflict with any judgment or decree as certified to the Trustee by the Issuer.

     Section 6.03 Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     Section 6.04 Waiver of Past Defaults.

          Prior to the declaration of acceleration of the Notes, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default specified in Section 6.01(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of all of the Holders so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist. This Section 6.04 shall be in lieu of (S) 316(a)(1)(B) of the TIA and such (S) 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

     Section 6.05 Control by Majority.

          Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Article Six and under the TIA. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust of power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Holder, or (c) that may expose the Trustee to personal liability for which reasonable indemnity provided to the Trustee against such liability shall be inadequate; provided, further, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction or this Indenture. This Section 6.05 shall be in lieu of (S) 316(a)(1)(A) of the TIA, and such (S) 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

     Section 6.06 Limitation on Suits.

          No Holder of any Notes shall have any right to institute any proceeding with respect to this Indenture or the Notes or any remedy hereunder, unless (i) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, (ii) the Trustee has failed to institute such proceeding within 30 days after receipt of such notice, request and offer of indemnity and (iii) the Trustee, within such 30-day period, has not received directions inconsistent with such written request by Holders of not less than a majority in aggregate principal amount of the outstanding Notes.

          The foregoing limitations shall not apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on, such Notes on or after the respective due dates expressed or provided for in such Note.

          A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

     Section 6.07 Right of Holders to Receive Payment.

          Notwithstanding any other provision in this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, and interest on such Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after the respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

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

     Section 6.08 Collection Suit by Trustee.

          If an Event of Default specified in Section 6.01 (a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer, or any other obligor on the Notes, for the whole amount of the principal of, premium, if any, and accrued interest, remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum provided for by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Section 6.09 Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relative to the Company or any of its Restricted Subsidiaries, including the Issuer, or any other obligor upon the Notes, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.10 Priorities.

          If the Trustee collects any money pursuant to this Article Six it shall pay out such money in the following order:

          First:  to the Trustee for amounts due under Section 7.07;

          Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest, if any;

          Third: to Holders for the principal amounts (including any premium) owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal thereof (including any premium); and

          Fourth: the balance, if any, to the Issuer or to any other Person as may be directed by any court of competent jurisdiction.

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

          The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     Section 6.11 Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.06, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

     Section 6.12 Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Issuer, the other Guarantors, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                 ARTICLE SEVEN
                                    TRUSTEE

     Section 7.01 Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the truth or accuracy of the statements made therein.

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

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of Section 7.01(b).

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01 (a), (b), (c) and (d) and Section 7.02.

          (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuer. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

     Section 7.02 Rights of Trustee.

          Subject to Section 7.01:

          (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 10.04 and 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may makes such further inquiry or investigation into such facts or matters as it may see fit; and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company and its Subsidiaries, personally or by agent or attorney and to consult with the Officers and representatives of the Company and its Subsidiaries, including the Company's accountants and attorneys.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (h) Delivery of reports, information and documents to the Trustee under Section 4.08 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 7.03 Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company and any of its Subsidiaries, including the Issuer, or Affiliates, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     Section 7.04 Trustee's Disclaimer.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or the Issuer in this Indenture or the Notes other than the Trustee's certificate of authentication.

     Section 7.05 Notice of Default.

          If a Default or an Event of Default occurs and is continuing and if it is known to a Trust Officer, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, premiums, if any, or interest on, any Note, including an accelerated payment or a Default in payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Excess Cash Purchase Date pursuant to a Excess Cash Offer, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The foregoing sentence of this Section 7.05 shall be in lieu of the proviso to (S) 315(b) of the TIA and such proviso to (S) 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

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

     Section 7.06 Reports by Trustee to Holders.

          Within 60 days after May 15 of each year beginning with 1998, the Trustee shall, to the extent that any of the events described in TIA (S) 313(a) occurred with the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b), (c) and (d).

          A copy of each report at the time of its mailing to Holders shall be mailed to the Company and the Issuer and filed with the Commission and each stock exchange, if any, on which the Notes are listed.

          The Company and the Issuer shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA
(S) 313(d).

     Section 7.07 Compensation and Indemnity.

          The Issuer shall pay to the Trustee from time to time such compensation for its services as has been agreed to in writing signed by the Issuer and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, counsel, accountants and experts.

          The Issuer shall indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, stockholders, Affiliates and directors and officers for, and hold them each harmless against, any and all loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee) incurred by them, except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance of administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder or under any Security Document. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Issuer shall defend the claim and the Trustee shall cooperate and may participate in the defense, provided, however, that any settlement of a claim shall be approved in writing by the Trustee if such settlement would result in an admission of liability by the Trustee or if such settlement would not be accompanied by a full release of the Trustee for all liability arising out of the events giving rise to such claims. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Issuer shall pay the reasonable fees and expenses of such counsel.

          To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except the Collateral and any other assets or money held in trust to pay principal of or premium, if any, or interest on particular Notes.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

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

          The provisions of this Section 7.07 shall survive the termination of this Indenture.

     Section 7.08 Replacement of Trustee.

          The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee and appoint a successor Trustee with the Issuer's consent, by so notifying the Issuer and the Trustee. The Issuer may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Issuer shall mail notice of such successor Trustee's appointment to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     Section 7.09 Successor Trustee by Merger, Etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

     Section 7.10 Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S) 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee that is a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $150 million as set forth in its most recent published annual report of condition, and have an office or agency in the City of New York sufficient to permit payments on the Notes in such City as required by Section 2.03. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA (S) 310(a)(2). The Trustee shall comply with TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. The provisions of TIA (S) 310 shall apply to the Issuer, as obligor of the Notes.

     Section 7.11 Preferential Collection of Claims Against Company.

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein. The provisions of TIA (S) 311(a) shall apply to the Issuer, as obligor on the Notes.

                                 ARTICLE EIGHT
                      DISCHARGE OF INDENTURE; DEFEASANCE

     Section 8.01 Satisfaction and Discharge of the Indenture; Legal Defeasance.

          This Indenture, the Parent Guarantee, any Subsidiary Guarantee and each of the Security Documents will cease to be of further effect as to all outstanding Notes, and the Trustee, at the Issuer's request and expense, shall execute and deliver proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) either (i) all Notes, theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not therefore delivered to the Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Issuer has paid all other sums payable under this Indenture by the Issuer; and (c) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of Officers of the Issuer.

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

          Notwithstanding the satisfaction and discharge of this Indenture pursuant to the preceding paragraph of this Section 8.01, the obligations of the Issuer to the Trustee under Section 7.07 and, if funds shall have been deposited with the Trustee pursuant to such paragraph, the obligations of the Trustee under Section 8.02 and 8.03 shall survive.

          The Issuer may, at its option and at any time, elect to have its obligations and the corresponding obligations of each Guarantor discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and satisfied all of its obligations with respect to the Notes (except as to (i) rights of registration of transfer, substitution, and exchange of Notes and the Issuer's right of optional redemption, (ii) rights of Holders to receive payments of principal of, premium, if any, and interest on the Notes (but not the Change of Control Purchase Price or the Excess Cash Offer Price), solely from the trust fund described in this Article Eight and as more fully set forth below, where such payments are due (or at such time as the Notes would be subject to redemption at the option of the Issuer in accordance with this Indenture), (iii) the rights, obligations and immunities of the Trustee under this Indenture, and (iv) the rights and obligations of the Issuer under this Article Eight (the foregoing exceptions (i) through (iv) are collectively referred to as the "Reserved Rights")).

          In order to exercise Legal Defeasance:

          (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and at such time the Issuer must specify to the Trustee whether the Notes are being defeased to the Stated Maturity Date or to a particular Redemption Date;

          (b) the Issuer shall have delivered to the Trustee an Opinion of Counsel (who may be outside counsel to the Issuer but shall not be employed by the Company or any Affiliate) acceptable to the Trustee confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default under
Section 6.01(i) or (j) from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (or one day after such other greater period of time in which any such deposit may remain subject to set aside or avoidance under applicable Bankruptcy Law, e.g., one year after such deposit);

          (d) such Legal Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other agreement or instrument to which the Company or any of its Restricted Subsidiaries (including the Issuer) is a party or by which the Company or any its Restricted Subsidiaries (including the Issuer) is bound;

          (e) the Company and the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company or the Issuer with the intent of preferring the Holders over any other creditors of the Company or the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company, the Issuer or others;

          (f) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of Officers of the Issuer; and

          (g) the Issuer shall have delivered to the Trustee an Opinion of Counsel (who may be outside counsel to the Issuer but shall not be employed by the Company or any Affiliate) to the effect that (i) after the passage of 90 days (or any greater period of time in which any such deposit of trust funds may remain subject to any Bankruptcy Law insofar as such law applies to the Issuer or any Guarantor) following such deposit, such funds will not be subject to set aside or avoidance under any Bankruptcy Law or other similar laws affecting creditors' rights generally and (ii) such deposit will not result in the Issuer or any Guarantor, the trust or the Trustee being subject to regulation under the Investment Company Act of 1940, as amended.

     Section 8.02 Application of Trust Money.

          The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of, premium, if any, and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree in writing with the Issuer.

          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.01 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

     Section 8.03 Repayment to the Issuer.

          Subject to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person.

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

     Section 8.04 Reinstatement.

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes, any Guarantor's obligations under its Guarantee and the obligations and Liens under the Security Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Issuer has made any payment of interest or premium on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                 ARTICLE NINE
                         MODIFICATION OF THE INDENTURE

     Section 9.01 Without Consent of Holders.

          Subject to the provisions of Section 9.02, the Company, the Issuer, the Subsidiary Guarantors and the Trustee may modify or amend, waive or supplement the provisions of this Indenture (including the Notes and any Guarantee) without notice to or consent of any Holder: (a) to cure any ambiguity, defect or inconsistency; (b) to comply with Section 5.01 or Section
12.04 of this Indenture; (c) to provide for uncertificated Notes in addition to certificated Notes; (d) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;
(e) to make any change that would provide any additional benefits or rights in favor of the Holders; or (f) to make any other change with respect to matters or questions arising under this Indenture, provided that such change shall not adversely affect the interests of the Holders.

     Section 9.02 With Consent of Holders.

          The provisions of this Indenture (including the Notes and any Guarantee) may be modified or amended with the consent of the Holders of not less than a majority of the aggregate principal amount of the then outstanding Notes, provided that no such modification or amendment may, without the consent of the Holders of not less than 66% of the aggregate principal amount of the Notes then outstanding, (i) prior to the date on which a Change of Control Offer is required to be made, reduce the Change of Control Purchase Price or alter the provisions of Section 4.15, or (ii) prior to the date upon which an Excess Cash Offer is required to be made, reduce the Excess Cash Offer Price or alter the provisions of Section 4.16 in a manner adverse to the Holders; provided further that no such modification or amendment may, without the consent of the Holders of all of the Notes then outstanding, directly or indirectly, (i) change the Stated Maturity Date or the date any installment of principal of, or any installment of interest on, any Note is due, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity date thereof (or, in the case of redemption, on or after the Redemption Date), or, (x) after the date upon which a Change of Control Offer is required to be made, reduce the Change of Control Purchase Price or alter the provisions of
Section 4.15 or (y) after the date upon which an Excess Cash Offer is required to be made, reduce the Excess Cash Offer Price or alter the provisions of
Section 4.16 in a manner adverse to the Holders, (ii) reduce the percentage of the outstanding Notes whose consent is required for any such amendment, supplemental indenture, or waiver provided for in this Indenture, (iii) modify the provisions of Section 6.04, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of all Holders of the Notes, (iv) adversely affect the ranking of the Notes, the Parent Guarantee or the Subsidiary Guarantees; or
(v) release any Collateral from the Liens created pursuant to the Security Documents or release the Parent Guarantee or any Subsidiary Guarantee, in any case otherwise than in accordance with the terms of this Indenture.

     Section 9.03 Compliance with TIA.

          Every amendment, waiver or supplement of this Indenture shall comply with the TIA as then in effect; provided, however, that this Section 9.03 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

     Section 9.04 Revocation and Effect of Consents.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company and the Issuer received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of consent by the Holders of the requisite percentage in aggregate principal amount of outstanding Notes.

          The Issuer may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Record Date shall be at least 30 days prior to the first solicitation of such consent. If a Record Date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90 day period.

     Section 9.05 Notation on or Exchange of Notes.

          If an amendment, supplement or waiver to the provisions of this Indenture changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The

Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

     Section 9.06 Trustee.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. In executing such amendment, supplement or waiver, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be fully protected in relying upon an Opinion of Counsel and an Officers' Certificate of the Issuer, each stating that no Event of Default shall occur as a result of such amendment, supplement or waiver and that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Issuer. Such Opinion of Counsel shall not be an expense of the Trustee.

                                  ARTICLE TEN
                                 MISCELLANEOUS

     Section 10.01 TIA Controls.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; provided, however, that this Section
10.01 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

     Section 10.02 Notices.

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company or the Issuer:

               c/o Southwest Royalties Holdings, Inc.
               Southwest Royalties Building
               407 N. Big Spring
               Midland, Texas  79701-4326
               Telecopier Number:  (915) 688-0191
               Attn:  H.H. Wommack, III

          with a copy to:

               Baker, Donelson, Bearman & Caldwell
               633 Chestnut Street, Suite 1800

               Chattanooga, TN 37450-1800
               Telecopier Number:  (423) 756-3447
               Attn:  J. Porter Durham, Jr.

          if to the Trustee:

               State Street Bank and Trust Company
               777 Main Street
               Hartford, CT  06115
               Telecopier Number:  (860) 986-7920
               Attn:  Corporate Trust Administration
               Ref: Southwest Royalties Indenture 1997

          Each of the Company, the Issuer and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Issuer or the Trustee shall be deemed to have been given or made as of the date so delivered if hand delivered; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing, if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar ten (10) days prior to such mailing and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     Section 10.03 Communications by Holders with Other Holders.

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

     Section 10.04 Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company or the Issuer to the Trustee to take any action under this Indenture, the Company or the Issuer, as the case may be, shall furnish to the Trustee:

          (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company or the Issuer, as the case may be, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel, in form and substance satisfactory to the Trustee, stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company or the Issuer, as the case may be, provided for in this Indenture relating to the

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

     proposed action have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate).

     Section 10.05 Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

     Section 10.06 Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

     Section 10.07 Legal Holidays.

          A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, Hartford, Connecticut, or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.


Section 10.08 Governing Law.

          THIS INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. Each of the parties hereto agrees to submit to the non-exclusive jurisdiction of the competent courts of the State of New York sitting in the City of New York or the Untied States District Court for the Southern District of New York, in any action or proceeding arising out of or relating to this Indenture or the Notes. The Company and the Issuer each hereby irrevocably designates CT Corporation System, located at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent to receive, for and on its behalf, service of process in the State of New York in any legal action or proceeding with respect to this Indenture, the Notes,

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

the Parent Guarantee or the Security Documents to which either is a party. It is understood that a copy of such process served on such agent will be promptly forwarded by overnight courier to the Company and/or the Issuer, as the case may be, at its respective address set forth opposite its signature below, but the failure of such party, as the case may be, to receive such copy shall not affect in any way the service of such process. The Company and the Issuer further irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it, as the case may be, at its said address, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Trustee or any Holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company or the Issuer in any other jurisdiction.

     Section 10.09 No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries, including the Issuer. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 10.10 No Personal Liability.

          No director, officer, employee or stockholder, as such, of the Company, the Issuer or any other Subsidiary of the Company, shall have any liability for any obligations of the Company, the Issuer or any Subsidiary Guarantor under the Notes, the Parent Guarantee, any Subsidiary Guarantee, this Indenture, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     Section 10.11 Successors.

          All agreements of the Company, the Issuer and any Subsidiary Guarantor in this Indenture or the Notes or under any Guarantee, as the case may be, shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     Section 10.12 Duplicate Originals.

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

     Section 10.13 Severability.

          In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

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

     Section 10.14 Independence of Covenants.

          All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                                ARTICLE ELEVEN
                                   SECURITY

     Section 11.01 Grant of Security Interest.

          In order to secure the obligations of the Company under the Parent Guarantee, the Company hereby covenants to execute and deliver the Pledge Agreement concurrently with this Indenture. The Pledge Agreement shall grant to the Trustee a security interest in the shares of Sierra and Red Oak directly owned by the Company and the other collateral therein described (collectively referred to herein as the "Collateral") and when executed and delivered shall be deemed hereby incorporated by reference herein to the same extent and as fully as if set forth in their entirety at this place, and reference is made hereby to the Pledge Agreement for a more complete description of the terms and provisions thereof. Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Pledge Agreement and the Trustee agrees to all of the terms and provisions of the Pledge Agreement.

     Section 11.02 Recording and Opinions.

          (a) The Company shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien in the Collateral granted by the Security Documents, including, without limitation, the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Security Documents, any amendments thereto and any other instruments of further assurance required pursuant to the Security Documents.

          (b) The Company or the Issuer shall furnish to the Trustee, at closing and at such other time as required by (S) 314(b) of the TIA, Opinion(s) of Counsel either (a) substantially to the effect that, in the opinion of such counsel, this Indenture and the grant of a Lien in the Collateral intended to be made by the Security Documents and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to perfect the Lien in the Collateral created by the Security Documents and reciting the details of such action, and stating that as to the Lien created pursuant to the Security Documents, such recordings and filings are the only recordings and filings necessary to give notice thereof and that no re-recordings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Lien.

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

          (c) To the extent required by the TIA, the Company shall furnish to the Trustee on September 1 in each year, beginning with 1999, an Opinion of Counsel, dated as of such date, either (i)(A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, filing, re-recording and refiling of all supplemental indentures, financing statements, continuation statements and other documents as is necessary to maintain the Lien of the Security Documents and reciting with respect to the Lien in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 24 months fully to maintain the Lien of the Holders and the Trustee hereunder and under the Security Documents with respect to the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

     Section 11.03 Release of Collateral.

          (a) The Trustee, in its capacity as secured party under the Security Documents, shall not at any time release Collateral from the Lien created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents.

          (b) At any time when an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the Security Documents shall be effective as against the Holders of the Notes.

          (c) The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents. To the extent applicable, the Company shall cause TIA (S) 314(d) relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents to be complied with. Any certificate or opinion required by TIA (S) 314(d) may be made by an Officer of the Company, except in cases where TIA (S) 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is "independent" if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company, the Issuer or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for either the Company or the Issuer. The Trustee shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

     Section 11.04 Specified Releases of Collateral.

          (a) The Company shall be entitled to obtain a full release of all of the Collateral from the Lien of this Indenture and of the Security Documents upon compliance with the conditions precedent set forth in Section 8.01 for satisfaction and discharge of this Indenture or for Legal Defeasance pursuant to
Section 8.01. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article Eight), the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company) to release and reconvey to the Company all of the Collateral, and shall deliver such Collateral in its possession to the Company, including, without limitation, the execution and delivery of releases and satisfactions wherever required.

          (b) In the event of an Equity Offering involving the sale of any of the Capital Stock of either Red Oak or Sierra directly owned by the Company ("Transferred Collateral"), which sale is in accordance with all applicable provisions of this Indenture, the Company shall be entitled to obtain a full release of all of the Transferred Collateral from the Lien of this Indenture and the Security Documents. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such provisions of this Indenture have been complied with, the Trustee shall forthwith take all necessary action (at the request and expense of the Issuer) to release and reconvey to the Company or its designee all of the Transferred Collateral, and shall deliver such Transferred Collateral in its possession to the Company or its designee, including, without limitation, the execution and delivery of releases and satisfactions wherever required.

          (c) The Company shall be entitled to obtain a release of, and the Trustee shall release, all other items of Collateral (the "Released Interests") upon compliance with the condition precedent that the Company shall have satisfied all applicable conditions precedent to any such release set forth in the applicable Security Documents and shall have delivered to the Trustee the following:

               (i) An Officers' Certificate certifying that such release complies with the terms and conditions of the applicable Security Documents; and

               (ii) All certificates, opinions and other documentation required by the TIA or this Indenture, if any.

          Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company the Released Interests.

     Section 11.05 Form and Sufficiency of Release.

          In the event that any Person has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of, and the Company requests the Trustee to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Security Documents, the Trustee, in its capacity as secured party under the Security Documents, shall execute, acknowledge and deliver to the Company (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Security Documents.

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

     Section 11.06 Purchaser Protected.

          No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee or any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Issuer to make such sale or other disposition.

     Section 11.07 Authorization of Actions to Be Taken by the Trustee Under the Security Documents.

          Subject to the provisions of the applicable Security Document, (a) the Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and/or the Issuer hereunder and (b) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or of the Trustee).

     Section 11.08 Authorization of Receipt of Funds by the Trustee Under the Security Documents.

          The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of
Section 6.10 and the other provisions of this Indenture.

                                ARTICLE TWELVE
                                  GUARANTEES

     Section 12.01 Unconditional Guarantees.

          (a) The Company hereby unconditionally and irrevocably guarantees, on a senior basis (such guarantee to be referred to herein as the "Parent Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuer or any Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder, that:

               (i) the principal of, premium, if any, and interest on the Notes (and any Additional Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest (to the extent permitted by law) on the overdue principal, premium, if any, and interest, if any, on the Notes and all

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     other Obligations of the Issuer to the Holders or the Trustee hereunder
     (including amounts due the Trustee under Section 7.07 hereof) and all other Obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed, or failing performance of any other Obligation of the Issuer to the Holders under this Indenture or under the Notes, for whatever reason, the Company shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Parent Guarantee and shall entitle the Holders of Notes to accelerate the Obligations of the Company in the same manner and to the same extent as the Obligations of the Issuer.

          (b) Subject to the provisions of this Article Twelve, each future Subsidiary Guarantor, if any, shall, jointly and severally, unconditionally and irrevocably guarantee, on a senior basis (such guarantee to be referred to herein as a "Subsidiary Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuer, the Company or any other Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder, that:

               (i) the principal of, premium, if any, and interest on the Notes (and any Additional Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest (to the extent permitted by law) on the overdue principal, premium, if any, and interest, if any, on the Notes and all other Obligations of the Issuer to the Holders or the Trustee hereunder (including amounts due the Trustee under Section 7.07 hereof) and all other Obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed, or failing performance of any other Obligation of the Issuer to the Holders under this Indenture or under the Notes, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under each such Subsidiary Guarantee, and shall entitle the Holders of Notes to accelerate the Obligations of the Subsidiary Guarantors in the same manner and to the same extent as the Obligations of the Issuer.

          (c) Each Guarantor agrees that its Obligations under its Guarantee are and shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this

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Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a notation of any Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company or the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the Obligations contained in the Notes, this Indenture, the Parent Guarantee and the Subsidiary Guarantees. Each Guarantee is and shall be a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Guarantor, or any Custodian acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Twelve, the maturity of the Obligations guaranteed may be accelerated as provided in Article Six hereof for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any acceleration of such Obligations as provided in Article Six hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of its Guarantee.

          (d) Subject to the terms of Section 12.05, each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount, based on the net assets of each Guarantor, determined in accordance with GAAP.

     Section 12.02 Limitations on Subsidiary Guarantees.

          The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

     Section 12.03 Execution and Delivery of Guarantees.

          To further evidence each Guarantee referred to in Section 12.01, each Guarantor agrees that a notation of such Guarantee, substantially in the form of Exhibit F herein, may be endorsed on each Note authenticated and delivered by the Trustee. Such notation shall be executed on behalf of each Guarantor by either manual or facsimile signature of two Officers of each Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that a notion thereof is not affixed to any particular Note.

          Each Guarantor agrees that its Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

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          If an Officer of a Guarantor whose signature is on a notation no longer holds that office at the time the Trustee authenticates the Note on which such notation is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the applicable Guarantee set forth in this Indenture on behalf of each Guarantor.

     Section 12.04 Release of a Subsidiary Guarantor.

          (a) If no Default exists or would exist under this Indenture, in the event of (i) the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary, (ii) a sale or other disposition of all or substantially all of the properties or assets of any Subsidiary Guarantor to a third party or an Unrestricted Subsidiary, by way of merger, consolidation or otherwise with or into any Person in compliance with Article Five (in each case, other than to Company, the Issuer or a Restricted Subsidiary), or (iii) a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of such a designation or a sale or other disposition, by way of such a merger, consolidation or otherwise, or a disposition of all of the Capital Stock of such Subsidiary Guarantor) or the Person acquiring such properties or assets (in the event of a sale or other disposition of all or substantially all of the properties or assets of such Subsidiary Guarantor) will be released from all Obligations under this Article Twelve and its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder; provided that any Net Cash Proceeds of such sale or other disposition are applied in accordance with the covenant described under Section 4.16, and provided, further, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests that secure, any other Indebtedness of the Company or its Restricted Subsidiaries shall also terminate upon such release, sale or disposition. Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, shall remain or be liable under its Subsidiary Guarantee as provided in this Article Twelve.

          (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor upon receipt of a request by the Company or such Subsidiary Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 12.04, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.

          Except as set forth in Articles Four and Five and this Section 12.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company, the Issuer or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company, the Issuer or another Subsidiary Guarantor.

     Section 12.05 Waiver of Subrogation.

          Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor irrevocably waives and agrees not to exercise any claim or other rights which it may hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Issuer's Obligations under the Notes or this Indenture and such Guarantor's

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Obligations under its Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 12.05 is knowingly made in contemplation of such benefits.

     Section 12.06 Immediate Payment.

          Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

     Section 12.07 No Set-Off.

          Each payment to be made by a Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

     Section 12.08 Obligations Absolute.

          The Obligations of each Guarantor are absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

     Section 12.09 Obligations Continuing.

          The Obligations of each Guarantor are and shall be continuing and shall remain in full force and effect until all the Obligations have been paid and satisfied in full or until earlier released in accordance with Section
12.04. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by an statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor under its Guarantee.

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     Section 12.10 Obligations Not Reduced.

          The Obligations of each Guarantor shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

     Section 12.11 Obligations Reinstated.

          The Obligations of each Guarantor shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the Obligations of any Guarantor (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company, the Issuer or any Subsidiary Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Issuer is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer, all such indebtedness otherwise subject to demand for payment or acceleration shall nonetheless by payable by each Guarantor as provided herein.

     Section 12.12 Obligations Not Affected.

          The Obligations of each Guarantor shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor under its Guarantee or might operate to release or otherwise exonerate any Guarantor from any of its Obligations or otherwise affect such Obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

          (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Issuer or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting either Issuer or any other person;

          (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other Obligation of the Issuer or any other Person under this Indenture, the Notes or any other document or instrument;

          (c) any failure of the Issuer, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to a Guarantor;

          (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Issuer or any other Person or their respective assets or the release or discharge of any such right or remedy;

          (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

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

          (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

          (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Issuer or a Guarantor;

          (h) any merger or amalgamation of the Issuer or a Guarantor with any Person or Persons;

          (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by an present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations of the Issuer under this Indenture or the Notes or the Obligations of a Guarantor under its Guarantee, and

          (j) any other circumstance, including release of any Subsidiary Guarantor pursuant to Section 12.04 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Issuer under this Indenture or the Notes or of a Guarantor in respect of its Guarantee.

     Section 12.13 Waiver.

          Without in any way limiting the provisions of Section 12.01 hereof, each Guarantor waives notice of acceptance hereof, notice of any liability of any Guarantor under its Guarantee, notice or proof of reliance by the Holders upon the Obligations of any Guarantor, and diligence, presentment, demand for payment on the Issuer, protest, notice of dishonor or non-payment of any of the Issuer's Obligations under this Indenture or the Notes, or other notice or formalities to the Issuer or any Guarantor of any kind whatsoever.

     Section 12.14 No Obligation to Take Action Against the Issuer.

          Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Issuer's Obligations under this Indenture or the Notes, or against the Issuer or any other Person or any property of the Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

     Section 12.15 Dealing with the Issuer and Others.

          The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

          (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

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

          (b) take or abstain from taking security or collateral from the Issuer or from perfecting security or collateral of the Company;

          (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Issuer or any third party with respect to the Issuer's Obligations under, or matters contemplated by, this Indenture or the Notes;

          (d) accept compromises or arrangements from the Issuer;

          (e) apply all monies at any time received from the Issuer or from any security upon such part of the Issuer's Obligations under this Indenture or the Notes as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

          (f) otherwise deal with, or waive or modify their right to deal with, the Issuer and all other Persons and any security as the Holders or the Trustee may see fit.

     Section 12.16 Default and Enforcement.

          If any Guarantor fails to pay in accordance with Section 12.06 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of its Guarantee and such Guarantor's Obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the Issuer's Obligations under this Indenture and the Notes.

     Section 12.17 Amendment, Etc.

          No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Persons from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

     Section 12.18 Acknowledgment.

          Each Guarantor acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

     Section 12.19 Costs and Expenses.

          Each Guarantor agrees to pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

     Section 12.20 No Merger or Waiver; Cumulative Remedies.

          No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or

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

privilege hereunder or under the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in each Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

     Section 12.21 Survival of Obligations.

          Without prejudice to the survival of any of the other obligations of each Guarantor, the obligations of each Guarantor under Section 12.01 shall survive the payment in full of the Issuer's Obligations under this Indenture and the Notes and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Issuer or any Guarantor.

     Section 12.22 Guarantee in Addition to Other Obligations.

          The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any other guarantees or security at any time held by or for the benefit of any of them.

     Section 12.23 Severability.

          Any provision of this Article Twelve which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Twelve.

     Section 12.24 Successors and Assigns.

          Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder except as expressly permitted by the terms of this Indenture.

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                                   SIGNATURES


          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                              SOUTHWEST ROYALTIES HOLDINGS, INC.


                              By:
                                 ----------------------------------------------
                              Name:
                              Title:



                              SOUTHWEST ROYALTIES, INC.


                              By:
                                 ----------------------------------------------
                              Name:
                              Title:



                              STATE STREET BANK AND TRUST COMPANY


                              By:
                                 ----------------------------------------------
                              Name:
                              Title:

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